Prospectus Supplement (Sales Report) No. 39 dated July 14, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 353420

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
353420	$7,800	$7,800	14.11%	1.00%	July 10, 2009	July 12, 2012	July 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 353420. Member loan 353420 was requested on June 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Berkshire Asset Management	Debt-to-income ratio:	19.50%
Length of employment:	9 months	Location:	Tamarac, FL

Home town:	Tamarac
Current & past employers:	Berkshire Asset Management
Education:	McGill University, Montreal, Qc

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate 2 loans and pay off a portion of my credit cards. I have never defaulted so I think lending to me would be a good investment.

A credit bureau reported the following information about this borrower member on June 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,780.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Berkshire Asset management? How did you get into 2 loans and credit card debt? are you planning to make any other similar purchases that might increase your credit card debt? Thanks.	I appreciate your question. Berkshire Asset Management is a small brokerage in Ft Lauderdale. I am a commodity broker, focusing soley on the precious metals right now (which tend to do well in recessions). In contrast to many in the financial services I have done very well this year. Unfortunately, I have found myself with two loans for two reasons. The first loan was taken out to help my brother out of a personal matter. The second loan and the credit cards were to pay for a heavy tax bill in 2009 for fiscal year 2008( I was on a 10-99 pay structure; currently, I am on a W-2). My reasoning was I would rather owe a few banks rather than the IRS. I am using this loan to help consolidate the two loans i have(which I have been paying off rapidly; the seond loan-taken out in december of 08-60 months at 20 % i have almost 40% paid off in 7 months).Not only that, I will be paying down some of my credit cards; my objective here is to consolidate what I have in the form of a manageable payment in a relatively short period of time- 36 months; there are no frivoulous purchases being made here. The objective here is to restructure the current debt, not add to it. In this credit tight environment, you need good credit. I will not let my debt go out of control, not knowing what I know now of the consequences of abusing it with our housing crisis.

Member Payment Dependent Notes Series 395632

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395632	$5,500	$5,500	13.16%	1.00%	July 8, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395632. Member loan 395632 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	New Mexico Tech	Debt-to-income ratio:	19.20%
Length of employment:	6 months	Location:	Socorro, NM

Home town:	Rio Rancho
Current & past employers:	New Mexico Tech, New Mexico Tech - Campus Police
Education:	New Mexico Institute of Mining and Technology

This borrower member posted the following loan description, which has not been verified:

I'm a college student at New Mexico Tech, in Socorro, NM and have saved up enough money to be able to afford a small amount of financing for a new car!

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1979	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,369.00	Public Records On File:	0
Revolving Line Utilization:	76.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Could you verify your income with Lending Club?	I would be more then happy to, I'm just honestly not sure how.
How much are your other obligations? (ie rent, credit card bills, other monthly payments). Are you a graduate student getting income from the university?	My obligations come out to ~$1,000 a month (Rent, food, utilities, credit card, other), however, I receive a $340 a month living allowance from the school, on top of a tri-annual check for $3,500 for "transportation, gas, lodging, and other expenses", and the ~$1,000 a month I make from working part time. I am a senior right now, and will be starting my graduate program in the spring.

Member Payment Dependent Notes Series 401578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
401578	$5,000	$5,000	9.63%	1.00%	July 13, 2009	July 11, 2012	July 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 401578. Member loan 401578 was requested on June 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Infinite Visions	Debt-to-income ratio:	16.17%
Length of employment:	12 years	Location:	PATERSON, NJ

Home town:	paterson
Current & past employers:	Infinite Visions, classic imprint
Education:

This borrower member posted the following loan description, which has not been verified:

i want a good deal. I have paid off two cars and the payment for this should be much less. i can pay for this with no problems.

A credit bureau reported the following information about this borrower member on June 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	22
Revolving Credit Balance:	$9,604.00	Public Records On File:	0
Revolving Line Utilization:	38.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Could you verify your income with Lending Club?	I can verify my income. How can i verify My income with Lending Club?
what kind of bike?	2006 Kawasaki ZX6R

Member Payment Dependent Notes Series 417418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417418	$9,000	$9,000	11.58%	1.00%	July 8, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417418. Member loan 417418 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Law Offices of Bernice Latou PA	Debt-to-income ratio:	14.52%
Length of employment:	2 years 1 month	Location:	GLEN BURNIE, MD

Home town:	Columbia
Current & past employers:	Law Offices of Bernice Latou PA
Education:	University of Maryland-Baltimore County, University of Maryland-School of Law

This borrower member posted the following loan description, which has not been verified:

This loan was already approved through LendingTree. It will be used to consolidate 3 high-interest loans/lines.

A credit bureau reported the following information about this borrower member on June 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,778.00	Public Records On File:	0
Revolving Line Utilization:	88.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you saying that you have already borrowed this sum once and are doing it again?	Only in the sense that I would like to consolidate the debts. There are 3 high-interest accounts that I'd like to pay off faster (and cheaper). That is all.
Hi, A few questions: (1) Will you provide Lending Club verification of your income? Please contact LC staff for details. (2) Are you current with all your debt payments? (3) How will your monthly cash flow cover this loan???s monthly payment? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards to cover unexpected expenses? (6) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	1) I certainly can. I'll have to look into that. 2) Absolutely. Never been late. No negative marks on my credit report at all. 3) This payment is only $10 more per month than the 3 high-interest debts I'm trying to consolidate. I'll just be able to pay it off much more quickly and for much less. 4) I have an incredibly detailed budget broken down by month and week. 5) Yes. And then some. 6) Yes. I can easily replenish my savings/emergency fund. The only reason I don't just pay most of these things off more quickly myself is that I'd like to keep my cash reserves in tact.
I guess my question was not clear enough. I wanted to know if you already borrowed this amount from Lending Tree, since you said that it had been approved through them. This woudl mean you are borrowing the money twice and have a major impact on your payments.	No. I have not received this money yet. I guess my comment wasn't clear (I'll try to edit it). I used Lending Tree to find a consolidation loan and Lending Club was the most attractive offer, so here I am. Sorry for the confusion.
what is your occupation?	I am a practicing attorney. I do mostly trial work - specifically, civil litigation including personal injury and worker's comp, as well as some minor criminal defense and other general matters. My career is, thankfully, fairly recession proof.

Member Payment Dependent Notes Series 418062

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418062	$6,000	$6,000	12.21%	1.00%	July 10, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418062. Member loan 418062 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,000 / month
Current employer:	knxv-tv	Debt-to-income ratio:	13.13%
Length of employment:	3 years	Location:	scottsdale, AZ

Home town:	alton
Current & past employers:	knxv-tv, kron-tv san francisco
Education:	illinois state university

This borrower member posted the following loan description, which has not been verified:

Hello, I want to pay off a higher interest rate credit card in a shorter time with less overall interest. I've got a great job that pays 6 figures. I also make $60,000+ a year from vacation rental property I own. This can be verified since there is management at the resorts. My credit scores are high and I've never been late with a payment (as you'll see). I do have higher debt and am working to reduce it by paying it off and reducing rates on what I do have. If you count my debt against me, please count my additional $60,000+ income as well since the vacation rentals were bought with part of that debt. Thanks

A credit bureau reported the following information about this borrower member on June 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$394,107.00	Public Records On File:	0
Revolving Line Utilization:	77.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is it that you do at KNXV? Regads; Art	I'm a reporter for their news department.
Hi. Could you verify your income with Lending Club? Could you also give some details on how your accumulated a $400,000 credit card debt?	Hello, yes I can verify all income. That includes my full time job and income from rental properties. Most of what's considered the "credit card" debt is the debt from two home equity lines of credit. I used those to rennovate a few vacation rentals which are doing well. That's more than 3/4 of it. The current rate is around 3 percent so I'm not too worried about those (although I know it works against me as high debt). A portion of the other debt is what I'm trying to pay down, and my credit report will show I have. It stemmed from an addition I put on to my house and financed with some zero balance cards, counting on home equity to pay them off. Well, we know what happened to the market. So I am paying them off. This money will be used to pay off an account where I'm paying about $400 a month and $250 going towards interest!

Member Payment Dependent Notes Series 419127

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419127	$4,000	$4,000	14.74%	1.00%	July 13, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419127. Member loan 419127 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,599 / month
Current employer:	Aquinas Academy	Debt-to-income ratio:	0.00%
Length of employment:	1 month	Location:	CEDAR KNOLLS, NJ

Home town:	Morristown
Current & past employers:	Aquinas Academy
Education:	Manhattan College

This borrower member posted the following loan description, which has not been verified:

I am a recent college graduate who is in need of a small personal loan to help purchase a car. I am currently working part-time for the summer, but I do not start my full-time teaching job until September. I do not owe any student loans, am debt-free, and am currently living rent-free, so my living expenses are minimal. The $4,000 loan will mostly be used for a down payment on a car. I will use the remainder of the loan for start-up costs for my new classroom! How can you turn down a dedicated 3rd grade teacher? :o) Thank you for your consideration.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are going to pay close to 15% here, have you investigated a credit union loan?	Yes, Lending Club seems to be the best option (not to mention convenient).
Just curious CFav422~ How is it that you are a home Owner having just recently graduated from College? Do you have an emergency fund and how much is in it? Would you please contact Lendingclub to verify your income... I would like to fund your loan request Thanks	Technically, I do not own the home I live in. I live rent-free with my parents. The only options in that category were "own" or "rent" (not "live with relatives"). I do have a small emergency fund (and just for that-- emergencies). I will verify my income as soon as Lending Club verifies my bank account, but it has been taking a while on their part.

Member Payment Dependent Notes Series 419326

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419326	$16,000	$16,000	11.26%	1.00%	July 14, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419326. Member loan 419326 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Charter Township of West Bloomfield	Debt-to-income ratio:	9.30%
Length of employment:	5 years	Location:	LIVONIA, MI

Home town:	Farmington Hills
Current & past employers:	Charter Township of West Bloomfield
Education:	Schoolcraft College

This borrower member posted the following loan description, which has not been verified:

I am paying for my wedding on a less than ideal time line. My future father-in-law, who was planning on footing most of the bill recently lost his job. I have since taken on the majority of the costs. Rather than deplete the cash that I have in savings, I would like to take out a loan that I can pay over a few years. My fiancee and I are employed full time and monthly payments will not be an problem.

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	39
Revolving Credit Balance:	$2,362.00	Public Records On File:	0
Revolving Line Utilization:	7.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you a firefighter?	I am a firefighter and paramedic for a department in the suburbs of Detroit.
Good Luck!!!!!	Thank you.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? What is you your fiancee???s occupation? How many months of total living expenses will your current saving or other types of emergency funds cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Best of luck!	I am happy to answer any questions you may have. 1.) Yes, I do have outstanding loans. At this time I have a fixed rate mortgage for my home and I have a monthly car payment. I have no credit card debt. 2.) My fiancee works in politics for an elected official. 3.) As of right now, I have an emergency fund that would cover our expenses for about 5 months. 4.) I am willing to verify my income. I will send the information to Lending Club immediately. I hope this helps. Any other information you may need, I will try to make available.
Hello there, could you provide what you pay on your mortage each month? Could you explain your last delinquency you had 39 mos ago? My investing org is very restrict on members having delinquencies on their credit reports. Thank you	My monthly mortgage payment is $1450. As far as the delinquency 3 years ago, I honestly can't recall what happened. I apologize for not being able to offer more information. If you know of a way to find out who reported the delinquency, please let me know and I will get the information to you as soon as I can.

Member Payment Dependent Notes Series 419611

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
419611	$11,000	$11,000	12.53%	1.00%	July 9, 2009	July 9, 2012	July 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 419611. Member loan 419611 was requested on June 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Bonus of America, Inc.	Debt-to-income ratio:	11.36%
Length of employment:	1 year 3 months	Location:	McAlester, OK

Home town:	Dallas
Current & past employers:	Bonus of America, Inc., Convergys Corp., Deloitte & Touche, Volunteers of America Oklahoma, Inc.
Education:	New Mexico State University-Alamogordo, Eastern Oklahoma State College, Tulsa Community College

This borrower member posted the following loan description, which has not been verified:

I'm just a simple guy living in OK that's been blessed over the past several years especially since 3/10/2008. I found a great job and was able to relocate near my family. In the past year, I was able to buy my first home and actually feel settled. I'm just trying to finally wrap up some things that I have created for myself and continue on my road to success. I started the online process the other day & got interrupted & am just now getting back to it.

A credit bureau reported the following information about this borrower member on June 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	49
Revolving Credit Balance:	$11,216.00	Public Records On File:	0
Revolving Line Utilization:	20.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, oksteve, can you elaborate on the delinquency four years ago? Also, it would help if you could get your income verified with LC, e.g. by sending them a W2 or whatnot. Thanks.	true_blue. Other than being late on a payment, I'm not certain. I have looked at my latest credit report and the last delinquency I can find was Dec 2002. Some of the entries on my credit report don't go back that far. I will be happy to do more research if you desire.

Member Payment Dependent Notes Series 420276

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420276	$10,000	$10,000	12.21%	1.00%	July 8, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420276. Member loan 420276 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Harbor City Investments	Debt-to-income ratio:	22.47%
Length of employment:	16 years 1 month	Location:	Melbourne Beach, FL

Home town:	Hingham
Current & past employers:	Harbor City Investments, New England Telephone
Education:	Bay State College

This borrower member posted the following loan description, which has not been verified:

I am tired of the games the credit card companies are playing. With the new laws going into affect all of the companies seem to be raising rates and fees before the deadline. I have NO late payments, have lived in my current home for over 20 years and in the same business almost the whole time. I am also not overly fond of banks, since they usually are the owners of credit card companies.

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$61,374.00	Public Records On File:	0
Revolving Line Utilization:	61.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I'm interested in funding you but have a couple of questions. what's your monthly expense in some details? your revolving debt is more than 60K, can you explain a little? thx n good luck	I am able to pay all my debt on time with extra money going to pay down principal, I really want to eliminate the credit card debt, with all the new rules coming here, it is going to make it even more to ever pay off this type of bill. After the hurricanes hit here I had to spend a lot of money on repairs that insurance never covered and in addition to that my bussiness income was down, because everyong else was using all their money to also rebuld, Business has been light over the past couple of years. So much of my credit card debt has been used to repair my house and to offset some of my business expenses. The good news is that business has been picking up again. I hope this answers your question, if not please feel to ask again.

Member Payment Dependent Notes Series 420472

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420472	$8,000	$8,000	19.79%	1.00%	July 8, 2009	July 7, 2012	July 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420472. Member loan 420472 was requested on June 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	n/a	Debt-to-income ratio:	9.94%
Length of employment:	n/a	Location:	North Hollywood, CA

Home town:	Yerevan
Current & past employers:	Gohar Gulasarian
Education:

This borrower member posted the following loan description, which has not been verified:

I am in the marketing business and I would need this loan to help me purchase merchandice and hire a new worker. This loan would help me out a lot to get back on my feet and take my business forward. Thank you ! Tigran Danielyan

A credit bureau reported the following information about this borrower member on June 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,491.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain what you would like to purchase with the money and what your new emplyee would do? can you submit your W-2 or tax return to confirm your income?	My new employee would be traveling to different places advertising our company. What I would purchase with that moeny would be new merchandise.

Member Payment Dependent Notes Series 420652

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420652	$20,000	$20,000	11.58%	1.00%	July 8, 2009	July 8, 2012	July 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420652. Member loan 420652 was requested on June 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,050 / month
Current employer:	TWM Associates, Inc.	Debt-to-income ratio:	19.27%
Length of employment:	3 years 6 months	Location:	Arlington, VA

Home town:	Newark
Current & past employers:	TWM Associates, Inc., US Air Force, US Army
Education:	University of Maryland-University College, University of Delaware, Hampden-Sydney College

This borrower member posted the following loan description, which has not been verified:

I'm looking to borrow $25,000 to pay off the balance on a credit card that I've canceled. The card in question, issued by Bank of America, is one that I have held for ten years. It always had a 9.9% fixed APR, and regularly offered attractive lower-rate balance transfers, so I used it over time to consolidate debt. I've never missed a payment, on that card or any other debt. Bank of America recently decided, though, that it would increase its rates. My 9.9% fixed APR jumped to 22.65% variable -- and because I get my statements online, I missed the "opt out" notice. I've requested that the card be closed, but it will stay open until paid off, and since the balance is so large, that'll be a while. So, I'm looking to get $25,000 as a fixed-rate loan from LendingClub so that I can pay off the card and let it fade into history. I have plenty of steady, W2 income to support repayment of this loan, including a salaried position in information security, several long-term rental income streams, and monthly pay as an Air Force Reserve officer.

A credit bureau reported the following information about this borrower member on June 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$149,527.00	Public Records On File:	0
Revolving Line Utilization:	72.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Could you verify your income with Lending Club? Could you also explain how you accumulated $150,000 in credit card debt?	Lending Club requested income and housing information from me on Saturday evening, and I sent the documentation that they wanted back on Sunday. Depending on how long it takes them, I'd imagine you'll see verification shortly. As for credit card debt, the $150K sum you see covers all revolving credit, not just cards. More than $85K of that is two home-equity lines of credit (HELOCs), one for each of the two properties that I own: a condo in Philadelphia, and a house in Delaware. The mortgages were 80/20s, so each HELOC represents 20% of the purchase price. I used HELOCs, which are revolving, rather than fixed-term HELs because they are cheaper to set up. The two properties have long-term tenants and generate $1100/mo and $1200/mo respectively. As to the literal credit card debt that I do have--approximately $65K, spanning four cards--$20K of that will be paid off using this loan once it is funded. The remaining $45K is mostly debt accured from a business venture into small-press publishing. We put out one book (Spontaneous Tourism; see Amazon.com) but the start-up costs and total expenses proved to be a lot more than we expected, and a few thousand copies sold did not offset the cost. Hope that clears things up! If not, please feel free to ask more questions.

Member Payment Dependent Notes Series 420841

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420841	$20,000	$20,000	16.32%	1.00%	July 8, 2009	July 8, 2012	July 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420841. Member loan 420841 was requested on June 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,300 / month
Current employer:	Ernst & Young LLP	Debt-to-income ratio:	11.81%
Length of employment:	3 years 7 months	Location:	Highland Lakes, NJ

Home town:	Red Bank
Current & past employers:	Ernst & Young LLP
Education:	Virginia Polytechnic Institute and State University (Virginia Tech), William Paterson University of New Jersey

This borrower member posted the following loan description, which has not been verified:

Need loan to consolidate my debt on Credit Cards. Trying to also buy a home

A credit bureau reported the following information about this borrower member on June 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,998.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How soon can you go through the process with LendingClub to verify your income? I believe it involves faxing in your income information.	I can verify as soon as they want it.
Do we have income verification yet?	I believe so the bank account was verified today.
Stevec4383, You look like a good investment, however, your credit balance of $23,998 seems high compared to your good qualifications. Please throw a little light on this debt for me.	Well I got married a couple years ago and had 2 spectactular weddings only problem was it put me in debt, and alot of the debt stems from that. Right now I just want to try and consolidate this debt so I can get rid of my credit cards and just have one payment each month which will help me recover.
Stevec4383, Thanks for the satisfactory explanation. You have my investment.	Thank you. It's much appreciated.
How much is your monthly rent? How much will the mortgage payment be (you are considering buying a house).	I pay 675 per month right now. My wife and I are trying to buy something in the 200K range so maybe something like 1K a month since we split everything. The house aspect is still ongoing and we have not bid on anything yet so more details to come there. We actually just started looking.
How secure is your employment?	Very secure. There have been no lay offs in my dept. I work in the Financial Services tax accounting of E&Y so there is always plenty of work to be done. Everyone needs there taxes taken care no matter how bad the economy is.
Thanks for the rent update. You got my funds.	Thank you. I really appreciate it.

Member Payment Dependent Notes Series 420983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
420983	$25,000	$25,000	11.58%	1.00%	July 9, 2009	July 9, 2012	July 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 420983. Member loan 420983 was requested on June 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Techsolutions Corp	Debt-to-income ratio:	4.85%
Length of employment:	6 years	Location:	Burke, VA

Home town:	Niles
Current & past employers:	Techsolutions Corp, Alaska National Bank, Northwestern National Insurance, Unisys Corp.
Education:	The Wharton School of the University of PA, Ball State University

This borrower member posted the following loan description, which has not been verified:

Cash Flow for new hires and business growth

A credit bureau reported the following information about this borrower member on May 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1971	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$276,570.00	Public Records On File:	0
Revolving Line Utilization:	6.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What services will your business be providing? Is this business currently up and running or is this a new business venture? If you website has a web address, can you please provide the link? Can you explain the 2 inquiries in the last 6 months on your credit report?	My company provides information technology services to customers across the U.S. The company has been in business since 2002, and I have been an IT executive for more than 25 years. The website is www.tscorp.biz. The credit report inquiries are are related to this loan and a U.S. government security clearance I am obtaining.

Member Payment Dependent Notes Series 421034

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421034	$3,000	$3,000	10.95%	1.00%	July 8, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421034. Member loan 421034 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Traffic.com	Debt-to-income ratio:	17.57%
Length of employment:	4 years	Location:	Orlando, FL

Home town:	West Palm Beach
Current & past employers:	Traffic.com, CoxRadio
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

Hello lenders. I would like a $5,000 loan so I could put $2.000 towards a current loan (which has a higher interest rate), then use the other 3,000 to buy a used car. My car was totaled 3 weeks ago and the insurance company is fighting with me on the coverage of my car. I have been driving a rental for 3 weeks (which I am also paying out of pocket for) and need to get in a car so that I can at least stop paying rental fees. When I finally do get the money from the insurance company I plan on putting that lump sum towards the amount borrowed then making timely payments until my debt is payed off. I am very reliable, especially when it comes to money. I have 2 jobs and I make sure all my debts are paid on time. I hope someone is able to help me with this situation. Have a great day! Michelle

A credit bureau reported the following information about this borrower member on June 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$590.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is it that you do for traffic.com? Do you plan to use the loan for the full three years or pay it off early? Best regards; Art	I am a traffic producer for Traffic.com and yes, I do plan on paying this loan off early.

Member Payment Dependent Notes Series 421145

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421145	$2,000	$2,000	11.58%	1.00%	July 10, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421145. Member loan 421145 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	gulfstream cafe	Debt-to-income ratio:	6.46%
Length of employment:	3 years 6 months	Location:	surfside beach, SC

Home town:	Cherry Hill
Current & past employers:	gulfstream cafe
Education:

This borrower member posted the following loan description, which has not been verified:

to pay for new hvac units for our home

A credit bureau reported the following information about this borrower member on June 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	37
Revolving Credit Balance:	$9,171.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your application says you rent, but the loan says the funds will be used for home repairs. Could you explain this for me?	Live in family's home. Pay little rent but take care of maintenance and repairs

Member Payment Dependent Notes Series 421182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421182	$7,000	$7,000	9.32%	1.00%	July 8, 2009	July 9, 2012	July 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421182. Member loan 421182 was requested on June 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,392 / month
Current employer:	Ross Medical Education	Debt-to-income ratio:	24.54%
Length of employment:	6 months	Location:	ANN ARBOR, MI

Home town:	Trenton
Current & past employers:	Ross Medical Education, zales corp
Education:	Northwood University

This borrower member posted the following loan description, which has not been verified:

I originally consolidated with an interest free offer, but missed a payment date and lost that rate. Credit cards are not a good way to pay off debt, so I'd like to make one payment to an account I cannot add debt to. I've taken very good care of my credit score and would like to keep my good standing by not adding new debt to my life. I was unemployed for a short period due to a move and was hit by substantial medical debt which got me into this situation. I can handle my current obligations, but I'd like one fixed rate, one fixed payment and one account to pay on. Thank you, Sarah

A credit bureau reported the following information about this borrower member on June 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,242.00	Public Records On File:	0
Revolving Line Utilization:	16.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates and amounts on the credit cards you wish to pay off? what degree did you graduate with ? thanks	I have a BBA, duel major: econ and mgt. cum laude. 11.24% APR - $6,894.00

Member Payment Dependent Notes Series 421211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421211	$10,000	$10,000	11.26%	1.00%	July 8, 2009	July 9, 2012	July 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421211. Member loan 421211 was requested on June 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,333 / month
Current employer:	A Major Research University	Debt-to-income ratio:	16.29%
Length of employment:	2 years 5 months	Location:	Gainesville, FL

Home town:
Current & past employers:	A Major Research University, A Major Research University Foundation (Ohio), A Regional Comprehensive University (Wisconsin)
Education:	University of Wisconsin-Whitewater, University of Wisconsin-Stevens Point

This borrower member posted the following loan description, which has not been verified:

My wife and I are looking to do in vitro fertilization within the next month. This process requires payment in full for medication and services. We are doing very well financially but need to request a loan to help off-set some of these costs. Any monies remaining will be put towards higher interest rate debt. Both my wife and I have master's degrees. My annual salary is approx. $112,000, and I just recently received a promotion to $140,000/yr. My wife's annual income is approx. $39,000/yr. In addition, we live in Florida, where there is no state income tax. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on June 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	45
Revolving Credit Balance:	$5,742.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Best of luck to you and your wife.	We'd be happy to verify our incomes with Lending Club. Thank you for the well wishes.
Greetings - Could you explain your delinquency from 45 months ago and why do you identify some universities you are affiliated with but not others? Art	Thank you for your question. At that time, I was extremely focused on my career, and when paying bills, I depended on being prompted by monthly paper statements. For one loan, I hadn't received it in the mail for two months, and then was notified of the late nature of payment. Upon approaching the lender, they indicated that the bills were sent in the mail and payment was then promptly made. Regarding the universities affliliated with, the specific institutions listed are where I received my undergraduate and master's degrees. The others are institutions where I have been employed or currently working. My wife and I are private people and preferred to stay away from listing specific universities where employed.
Can you explain the delinquency in your credit file? (Also, I second the request above to get income verified.)	Thank you for your questions. Please see the prior response sent to another investor re: the first portion of your question. We're happy to verify incomes, having had an opportunity to talk with a representative from Lending Club yesterday evening. I'll be forwarding to them the HR contact at my place of employment on Monday, in the event they choose to contact. Thank you.
Why don't you have savings to cover this at once, instead of getting in more debt?	We've been very fortunate, having nearly doubled my salary from what my base annual income was 4 years ago. With paying for ongoing infertility treatment for the past 6 years, debt incurred in both obtaining our master's degrees, et al, we've haven't been in a position to have an opportunity to save a great deal. Thank you for your question.

Member Payment Dependent Notes Series 421221

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421221	$16,000	$16,000	14.11%	1.00%	July 14, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421221. Member loan 421221 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Blind Industries and Services of MD	Debt-to-income ratio:	11.55%
Length of employment:	19 years	Location:	BALTIMORE, MD

Home town:	Baltimore
Current & past employers:	Blind Industries and Services of MD
Education:	Northern Essex Community College

This borrower member posted the following loan description, which has not been verified:

pay off debts that I owed.

A credit bureau reported the following information about this borrower member on June 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	38
Revolving Credit Balance:	$14,731.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain what you do at Blind Industries and Services of MD, and also how you got 16K of credit card debt? are you likely to get more debt? Thanks.	I am a customer service representative taking customers orders and follow up on their orders and tracking the delivery of orders. I have two credit cards I want pay off. I've been paying them on time. The way the economy is I don't want to think the worse but I rather get out of debt when I can so I won't jepoardized my credit rating later on in life.
Hi, can you elaborate on the delinquency that occurred 38 months ago?	I had death in my family. Therefore, I helped out with the funeral expenses.
mb....ss, How did you accumulate a $14,731.00 debt?	I accumulated the debt by spending on a new computer, travel expenses for vacation, and funeral expenses fo a loss of a family member.

Member Payment Dependent Notes Series 421274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421274	$9,600	$9,600	10.95%	1.00%	July 8, 2009	July 9, 2012	July 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421274. Member loan 421274 was requested on June 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Great Falls Public Schools	Debt-to-income ratio:	8.74%
Length of employment:	17 years 9 months	Location:	Great Falls, MT

Home town:	Great Falls
Current & past employers:	Great Falls Public Schools, University of Phoenix Online
Education:	The University of Montana, Lesley University, College of Charleston

This borrower member posted the following loan description, which has not been verified:

I live in a 1,000 square foot house which must have been previously owned by...well NOT by Bob Villa. The previous owner "nickel and dimed" every home improvement project which I am now paying for. I started to renovate a bathroom only to find plumbing that was done completely wrong... I called in a plumber... who showed me electrical that was not up to code... I called an electrician... back to the bathroom remodel...and then I find water damage that continues to the basement bathroom and laundry room... which now need a lot of work. My $500 bathroom job has snowballed and I need to get this done right. I don't plan to move, I don't need extravagance... I just want to put my house back together!

A credit bureau reported the following information about this borrower member on June 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	19
Revolving Credit Balance:	$10,993.00	Public Records On File:	0
Revolving Line Utilization:	20.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Your credit history shows a delinquency from 19 months ago. Would you mind giving some more information on what that was? Thanks. And btw, it sounds like the previous owner of my house hit yours as well!	I was late on a payment of an Old Navy card which I use once a year when they have killer sales for school clothes for my kids and I charge a couple hundred dollars. I was getting the hang of using Bill Pay (obviously not quickly enough) and messed up and overlooked paying this card for TWO MONTHS! My father owned and ran a debt collection business for 45 years, so I about had a heart attack when I realized my mistake...but by that time it was obviously too late to fix it other than to pay it off right away.

Member Payment Dependent Notes Series 421287

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421287	$15,000	$15,000	11.58%	1.00%	July 10, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421287. Member loan 421287 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Valley Forge Fabrics	Debt-to-income ratio:	10.40%
Length of employment:	7 months	Location:	Fort Lauderdale, FL

Home town:	Winter Haven
Current & past employers:	Valley Forge Fabrics
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my credit card debt that is approx $20,000.00. Currently, I have 4 credit cards that are all under a 10%APR and I am able to make more than the minimum payments on each of them every month, but I don't feel like I am getting ahead. I am not making any new charges on the cards, and I feel I could be more motivated to clear off this debt by making one monthly payment to a loan rather then all these credit cards. Once I am approved for the loan, I plan on making monthly payments of $700.00 mimimum. Thus, I should be out of debt within 28-30 Months. I believe this is the best step for my financial future. Thanks for taking the time to read this and for your consideration.

A credit bureau reported the following information about this borrower member on June 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,680.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why would you trade $20,000 debt at less than 10%APR for the same debt at higher rates?	At this point, it is more important to me to be able to consolidate and see my balance get lower and lower even if that is at a slightly higher interest rate. When I start to pay off debt on a credit card I see that as an oppurtunity to spend more. I want to get away from credit cards completly and this decision is in the best interest for my future.
How secure is your employment?	I started my job in October 08', but I have 5 years experience in my field. The last company I worked for went out of business and that is the reason for the change. I feel very secure in my position, I've been promoted once since my hire.

Member Payment Dependent Notes Series 421352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421352	$11,000	$11,000	8.00%	1.00%	July 14, 2009	July 24, 2012	July 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421352. Member loan 421352 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,667 / month
Current employer:	n/a	Debt-to-income ratio:	4.13%
Length of employment:	n/a	Location:	DALLAS, TX

Home town:	Houston
Current & past employers:	Smith Breeden Associates
Education:	Southern Methodist University

This borrower member posted the following loan description, which has not been verified:

I'm trying to reduce the number of checks I have to write monthly, and this will make my life easier.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,272.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A few questions. Who is your current employer? Would you be willing to verify your income?	Type your answer here. I am not employed, but my husband is. I receive a monthly income from an inheritance. Our household income is 128,000 a year. We own our home outright.
What do your hushand do? Gross income 10,667 a month? Is he an executive of a business? You are requesting 11,000 to payoff credit card debt, but your records shows you have just 5,272 in revolving debt? Please explain why you need the other 6,000 for? Do you have an emergency reserves available? Could you be more specified on your monthly bills?	Type your answer here. The other 6,000 is to pay off a loan. My husband is an electrical engineer. Our monthly income is a combination of his salary and my income on investments. We are trying not to tap into any reserves due to the economy and due to the fact that we need to do some home repairs that are less than our insurance deductible.
With a 128,000 in income and 5272 in revolving credit, what is the 11,000 needed for? It would seem with 10,000+ coming in each month you should be able to wipe out the debts you have in a few months? Do you have a budget you live off of each month?	Type your answer here. The extra is to pay off the balance of a loan and consolidate all my debt payments. We are trying to become more of a cash only family and it will be easier to do that with a lower monthly payout on debt. We are also saving our cash for a new car.

Member Payment Dependent Notes Series 421374

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421374	$10,000	$10,000	11.89%	1.00%	July 9, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421374. Member loan 421374 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Williams Blackstock Architects	Debt-to-income ratio:	15.25%
Length of employment:	1 year	Location:	Chelsea, AL

Home town:	Birmingham
Current & past employers:	Williams Blackstock Architects, Gresham Smith and Partners
Education:	Samford University, Mississippi State University

This borrower member posted the following loan description, which has not been verified:

The loan will be used to consolidate multiple debts into one payment and interest rate.

A credit bureau reported the following information about this borrower member on June 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	57
Revolving Credit Balance:	$7,642.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Could you be more specific on the debts being consolidated? Could you also verify your income with Lending Club?	I???m planning to consolidate all of my credit card/consumer debts into one loan. Wachovia, American Express, Capital One, Home Depot and HH Greg. I filled out salary and employer information with Lending Club.
Hi, A few questions: (1) Please contact LC staff for details about verifying your income. Doing so will increase your attractiveness to lenders. (2) Are you current with all your bills and debt payments? (3) What are the interest rates of the debts this loan will consolidate? (4) How will your monthly cash flow cover this loan???s monthly payment? (5) Do you have a written & active monthly expense & savings cash flow plan (budget)? (6) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards or loans to cover unexpected expenses? (7) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	Information for income verification has been sent to LC staff. Yes??? I have a ???spending plan??? (aka budget) and a savings account that includes emergency funds.

Member Payment Dependent Notes Series 421382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421382	$10,000	$10,000	12.53%	1.00%	July 9, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421382. Member loan 421382 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Herschman Architects	Debt-to-income ratio:	18.49%
Length of employment:	1 year 10 months	Location:	Cuyahoga Falls, OH

Home town:	Gaylord
Current & past employers:	Herschman Architects, Kent State University
Education:	Kent State University-Kent Campus

This borrower member posted the following loan description, which has not been verified:

We are a recent college graduate couple looking for additional funds to meet the needs of our wedding expenses. We have done our research and have been very thrifty in making our dream wedding affordable and accommodating. Due to the large number of people in the bride's family (each parent with more than 8 siblings) and the number of groom's guest coming out of town, it has been difficult to cut our budget any further. We are requesting the money to pay for the following items: -To pay the balance of the hall rental/catering -Photographer -DJ -Cost of wedding favors -Transportation -Attendant Gifts -To pay the remaining balance of the cake Due to the large number of guests, we anticipate receiving many monetary gifts. We plan to use this money to quickly pay off the loan. Additionally, Pete is employed with a prominent architecture firm in Cleveland with a competitive salary. Katie just graduated in May with a Master of Education and will begin working this fall at a local university as an advisor. We are looking for loan options for the upfront costs of the wedding since our significant cash flow will not begin until the end of summer and our wedding bills are due before that time. We both have good credit scores and an excellent payment history. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on June 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,124.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Wow, Katie and Pete... I must say this is one of the most thorough, well-written loan applications I've seen on this site! Well done! Thank you for taking the time to lay out your plan for those of us who are willing to invest in your dream... (like me :-) Congratulations, and good luck to both of you!	Thank you for your contribution and taking the time to send us this message. We appreciate all of your support to make our wedding possible and memorable! Katie and Pete

Member Payment Dependent Notes Series 421428

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421428	$5,000	$5,000	9.63%	1.00%	July 8, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421428. Member loan 421428 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,084 / month
Current employer:	LAUSD	Debt-to-income ratio:	15.07%
Length of employment:	12 years	Location:	RANCHO CUCAMONGA, CA

Home town:	Los Angeles
Current & past employers:	LAUSD
Education:

This borrower member posted the following loan description, which has not been verified:

This loan is requested to cover a family vacation prior to sending our child to college this August.

A credit bureau reported the following information about this borrower member on June 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,654.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LAUSD ?	Sr. Carpenter, Maintenance and Operations
LAUSD ? WHAT DO YOU ?	Sr. Carpenter, Maintenance and Operations
LAUSD ?	LA Unified School District
Hi. Could you verify your income with Lending Club? Thanks.	Yes, although I am not sure of the process for that.

Member Payment Dependent Notes Series 421483

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421483	$17,000	$17,000	11.58%	1.00%	July 8, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421483. Member loan 421483 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	PDI/Dreamworks Animation	Debt-to-income ratio:	16.94%
Length of employment:	3 years 6 months	Location:	Belmont, CA

Home town:
Current & past employers:	PDI/Dreamworks Animation, eBay Inc.
Education:	California State University-Long Beach (CSULB)

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my high interest credit cards and car loan into one low interest monthly payment. I am very responsible and always pay on time. I have a full-time job at a company that is doing very well. I have also taken on a second part-time job to help me get out of debt.

A credit bureau reported the following information about this borrower member on June 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,467.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Could you verify your income with Lending Club?	Hi. I have contacted Lending Club and am working on getting my W2 to them for income verification. Thanks!
Hi could you tell us how this loan will impact your monthly income and expenses?	Hi. The loan will save me anywhere from $250 - $350 a month as of right now though my interest rates keep rising so that number could actually be higher as time goes on.
What plans do you have with your credit cards going forward? Check these books out at your library: 1. Your Money or Your Life 2. The Simple Living Guide: A Sourcebook for Less Stressful, More Joyful Living	I actually don't use them now. I try to pay cash for everything. I plan to close the one with the highest interest rate once it is paid off and to only keep one for emergencies.

Member Payment Dependent Notes Series 421492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421492	$25,000	$25,000	12.84%	1.00%	July 10, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421492. Member loan 421492 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Delta Air Lines	Debt-to-income ratio:	12.44%
Length of employment:	2 years 1 month	Location:	Oklahoma City, OK

Home town:	Arlington
Current & past employers:	Delta Air Lines, Oklahoma Air National Guard
Education:	Oklahoma State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am seeking addition funds to open my wine shop. The Wine Barrel is an upstart business. It will be located in an untapped, growing area of NW Oklahoma City. My business plan forecasts 50000 to 75000 a month in gross sales. The average profit margin is 25%. The shop will be located next to a brand new convenience store. Oklahoma is unique, because you cannot buy wine and spirits in a convenience or grocery store by law. So, people, who are on their way home, that stop to get gas, they can get a couple bottles of wine for dinner. The 25000 will go towards the computer register, shelving, and custom store front sign. I am a 14 year veteran still serving with the Oklahoma Air National Guard. I am a pilot and Director of Operations of a TALCE/CRE unit. I served honorably in Enduring Freedom and Iraqi Freedom. I used my military flying experience to obtain a job with Delta Air Lines. I believe myself to be a very reliable and responsible person. I plan on having a full time store manager, who is retired military.

A credit bureau reported the following information about this borrower member on June 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,193.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What experience do you have in either the retail or wine industry? Do you have an agreement in place (formal or otherwise) with you store manager and what are his/her qualifications? How much of your own money are you putting into the venture?	Honestly, I do not have extensive retail or wine industry experience. I do have over 14 years of military experience with 10 years as an Officer. I am currently the Operations Officer of my Air Guard squadron. I have lead men and women into combat in Iraq and Afghanistan. Prior to becoming a professional pilot I have worked in men's clothing, water sports sales, radio sales, wait staff, and warehouse mgmt. The manager I am hiring will be attend a local wine and spirits class. I will be attending the same class. The agreement with my manager is informal, right now. She is a retired MSgt from the Air Force looking for something to occupy her time. I trust this individual. My wife has known her for 15 years. I have known her for 6 years. So far, I have put 15,000 of my own money into this venture. I am now seeking this avenue for additional funding to get this business off the ground. Thanks for your interest. Jason
Will you retain your job with Delta until your business is on it's feet?	I plan on staying with Delta for the another 25 years. Delta is my career choice, just as my Air National Guard job is, as well. As you probably know, the airline industry is going through some difficult times with the economy. I feel Delta will weather the economic storm. However, I have always wanted to start a business. Many major airline pilots start a side business as career insurance, if you will. This is my plan, as well. The benefit of being an airline pilot for Delta is that I will have time off to help run the business. I have someone I trust to run the business full time. She is retired military. I will be around on my days off to oversee the overall operation of the business. I hope this answers your question. Thanks for your interest. Jason
Interesting, I'll invest in your dream. How long have you been paying your mortgage? How will this loan impact your house hold cash flow?	My wife and I have been in our house for over 5 years. She is a Pharm Rep for Bayer. The house is actually in her name. She bought the house right before we got married. I sold a house as we got married. She pays the mortgage and I pay all the utilities. This should not have a big impact on our household cash flow since we are a dual income family. I just received a pay raise at Delta, as well. With my date of hire and the new Pilot contract at Delta, I will receive a raise every six months for the next 4 years.
How long have been paying your mortgage? Assuming the business produce no income the first year, can you give us a detail of your monthly cash flow with this loan?	Well, based on my business plan, I am projecting a $17,481 for the first year. Once the store is established, the 2nd and 3rd year profits are estimated at 81,519 and 87,546, respectively. Oklahoma is a unique state because you can not buy wine in Grocery stores. Also, you can only buy 3.2 Beer in Grocery stores. So, there is real opportunity for Wine and Spirit stores in Oklahoma. The store will be co-located next to a new Super gas station. So we should get a lot of walk in sales. This is a common practice in Oklahoma to put a Wine and Spirit store next to a gas station. This due to Oklahoma law prohibits the sales of anything but alcohol in the liqour stores, not even a corkscrew or soda. So, someone who needs supplies for a Jack and Coke can get the Jack Daniels in our store and walk next door and get Coca-cola. So, Liquor stores tend to be very successful in Oklahoma. One Liquor store owner, who started about 9 months ago, says he is writing sales tax check to the state for about 6000 a month. With an 8% sales tax, that means he is having monthly gross sales of around 75000. I think it will be very possible for my store to reach this with my location. Thanks for your interest. Jason
You may want to hold off on the expensive computer register in the beginning. Check out lakelandwinery.com and have a talk with owner for more advice.	Thanks for the advice. I am always trying to rethink my business plan. I will check out the website. Thanks again for your interest. Jason
Planning a business is just like planning war, if you don't treat it like so you're still liable for the unexpected consequences. Plan accordingly... Your most critical asset is the shop manager. Just remember a friend is a different job from a shop operator. Always treat business as business and don't risk friendship. Your store manager should have a contract or some financial risk in the business. In the real world, no one really works for free and money always change people for some reason. I'm excited for you for being so hopeful for your business, but like war it's more exciting in the beginning before you're shot at. Proceed with care and always have a detailed business plan on paper down to the hours, taxes, insurance, regulation compliance cost, etc. It's better to fail on paper then for real.	Totally agree about your war planning metaphor. I have found as I plan this business, I am constantly reveiwing the plan. My business plan is 30 pages long. I am sitting down with my manager next week to have a concrete agreement. You're right about "business is business". It has been one of the loose ends. Thanks for reminding me. I have seen the bad side of friends/relatives in business. Years ago, my uncle had to fire his niece and her husband. It wasn't pretty. Everytime, I go by the store location to check the progress, I get more excited. I have always wanted to start a business. In the last few years, I have decided it shoud be a Liquor Store. Thanks for your interest and advice. Jason
You don't have to respond to this but one question I've asked myself when I'm looking to start a small business is how much will it cost me if I loose everything in the business. The other question is how will this business affect my family and quality of life when it becomes needy. A lot of time, I start to appreciate what I have and cancel the business - reflecting on what's happening in the world I'm glad for this reflection. I loss some money but I have a great family life. I love the USA and admire and thank you for your service to our country. I've put $5000 into your loan and wish you the best but I'd like for you to make the best decision for the best life. You can only be happy and wealthy when you admit that you have enough, especially when you have less the others.	I'll respond to your comments. I have been a goal oriented person all my life. One of my life long goals was to become a professional pilot for a major airline. Well, that goal was achieved in June of 2007. The military helped me achieve this. The funny thing is that once I achieved this, two thoughts came to my head. First, what's the next challenge? Second, what can I do to retire early? I am 6 years away from retiring from the Air Guard. I am eligible to for LTC in a year and a half. There is one chanllenge. Moreover, the Liquor Store answers both these questions. Instead of a 25 to 30 year career with Delta, I would like a 15 to 20 year career with Delta. My wife gave birth to a daughter 2 months ago. So, I want to be around more. When the liquor store becomes profitable, my plan is to bid off the 767 down to the MD-88 to have "quality of life" scheduling. I like the idea of only working 12 to 14 days a month at Delta and the rest at home. My wife and I are working together on the store. It has been very enjoyable working with her on this. She has been a great resource due to her business sense from her Pharmaceutical Sales job. She keeps me in "check" if you will. Don't get me wrong, I love flying. However, I do not want to be the person who has to bid up to the 777 as fast as possible. I want a quality of life that allows me to live my dream and be with my family. Thank you for your investment in me. I appreciate it. I feel fortunate that I have learned family is most important in my mid 30's. Since you are a Buffet fan, as long as booze in the blender and I can find my shaker of salt, life will get even greater! Thank you again! Jason

Member Payment Dependent Notes Series 421501

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421501	$18,000	$18,000	13.16%	1.00%	July 10, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421501. Member loan 421501 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	Salesforce.com	Debt-to-income ratio:	8.71%
Length of employment:	1 year 9 months	Location:	San Francisco, CA

Home town:	Redwood City
Current & past employers:	Salesforce.com
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

I have been holding on to a large amount of credit card debt incurred from paying for college. I am now in a financial position where I can pay it off and I am looking for the most economical and efficient way to do so.

A credit bureau reported the following information about this borrower member on June 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	23
Revolving Credit Balance:	$15,008.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you give a few more details on how you acquired the debt? Also what do you do at Salesforce.com, and are you likely to make any other credit card purchases? Thanks.	The debt was acquired while funding studying abroad which was not covered by my financial aid or through scholarships. As for my role, while I am not comfortable giving out my exact role, I can let you know that I am in a non-commission based position. My compensation is static and does not fluctuate based on outside factors. I have no plans to make any large credit card purchases and try not to use them at all.

Member Payment Dependent Notes Series 421529

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421529	$15,000	$15,000	13.47%	1.00%	July 10, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421529. Member loan 421529 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Hensel Phelps Construction Co.	Debt-to-income ratio:	10.69%
Length of employment:	5 months	Location:	Phoenix, AZ

Home town:	Phoenix
Current & past employers:	Hensel Phelps Construction Co.
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

I just recently graduated from college and am faced with my credit card debt I accumulated during school. I now have a great job, but I am struggling with the high interest rates that credit card companies impose. I will use this loan to pay off my credit card debt and consolidate everything into a single payment with lower interest. My situation as a recent college grad makes me a great candidate for a loan becuase I needed credit during school and now that I have a job want to get rid of all debt in my life. Once I pay off the credit accounts I plan on closing them.

A credit bureau reported the following information about this borrower member on June 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,045.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of work do you do FOR THE Hensel Phelps Construction Co. ?	I'm a field engineer.

Member Payment Dependent Notes Series 421533

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421533	$5,000	$5,000	8.00%	1.00%	July 9, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421533. Member loan 421533 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Healthcare Staffing, Inc.	Debt-to-income ratio:	20.60%
Length of employment:	8 years 2 months	Location:	Conyers, GA

Home town:
Current & past employers:	Healthcare Staffing, Inc., Rockdale Hospital, Emory University, School of Medicine
Education:	Emory University, Oxford College of Emory University, Kennesaw State University

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my Prosper loan to free up more funds to pay down my Visa card. My monthly payment for Prosper is $317, with 9 more payments. I owe 5,300 on the Visa with an 8% interest rate. I have consolidated other debt with a new loan with USA Federal Credit Union. The payment is $258 per month. I have increased my income with a second job, but I also need funds now for home repairs. As you can see from my credit history, I am an excellent candidate for this loan. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on June 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,388.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Could you verify your income with Lending Club?	Yes. I have my paycheck stubs from both jobs, and order for child support if needed.

Member Payment Dependent Notes Series 421555

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421555	$19,200	$19,200	11.89%	1.00%	July 10, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421555. Member loan 421555 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,417 / month
Current employer:	Pfizer Inc.	Debt-to-income ratio:	12.09%
Length of employment:	5 years 4 months	Location:	WALTHAM, MA

Home town:	Epping
Current & past employers:	Pfizer Inc., Applera Corp-Applied Biosystems Group
Education:	University of Lethbridge

This borrower member posted the following loan description, which has not been verified:

Consolidate personal bank loans at lower interest rate.

A credit bureau reported the following information about this borrower member on June 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	53
Revolving Credit Balance:	$12,982.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, A couple questions: (1) Would you be willing to verify your income? Please contact LC staff for details. (2) What debts and interest rates would this loan be consolidating? (3) Are you current with all your bills and debt payments? (4) How will your monthly cash flow cover this loan???s monthly payment? (5) Do you have a written & active monthly expense & savings cash flow plan (budget)? (6) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards or loans to cover unexpected expenses? (7) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	Question 1: Yes I can provide a couple months paycheck stub to verify income. Question 2: I am consolidating my american express, Mastercard and personal loan which is at a 13.9% & 15.99% interest rate into one loan with a defined time period for payoff . Question 3: I am current with all my bills and debt payments as you can see from my credit report, no delinquents in the last 53 months. Question 5 &6. I do have a $1200.00 emergency fund and an active monthly expense budget. Question 7: I am only depositing $80.00 per month currently into savings.

Member Payment Dependent Notes Series 421628

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421628	$5,400	$5,400	12.53%	1.00%	July 10, 2009	July 10, 2012	July 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421628. Member loan 421628 was requested on June 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	ADP TotalSource	Debt-to-income ratio:	6.65%
Length of employment:	3 years 5 months	Location:	Seattle, WA

Home town:	Richmond
Current & past employers:	ADP TotalSource, KPLU National Public Radio 88.5 FM
Education:	Virginia Commonwealth University, Middle Tennessee State University

This borrower member posted the following loan description, which has not been verified:

I work for a public radio station. My income is based 100% on advertising or "underwriting" revenue. As the economy has worsened, so has local and small business budgets for promotion and advertising. This in turn directly affects my income. The primary purpose of this loan is to pay off two of the three credit cards that I currently have. I have two balances that amount to roughly $5000. By paying these off using a loan through this organization, I can not only consolidate my debt, but also get away from the insane interest rates that they have applied to my cards. I am responsible and a hard worker and this will help me to get out of debt more quickly and with less money going to these wayward credit card companies! My credit worthiness is directly related to my current debt to income ratio and nothing more! Thanks for considering! Ben Wyatt

A credit bureau reported the following information about this borrower member on June 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,785.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit report shows $9,785 in revolving credit. That conflicts with the "roughly $5,000" you want to pay off. How come the difference?	Because Lending Club requires repayment over 36 months, taking a loan out for the full $9785 would result in monthly payments of almost $400, which I wouldn't feel comfortable committing to over a 3 year period. But if I pay off the two smaller balances with the $5,400, that would mean under $200 payments going strictly to Lending Club with a much lower APR than the credit card companies. Overall, that would be two payments per month. One to Lending Club and one to the remaining credit card - the one with a balance of $4000. Does that make sense? Thanks for your question! Ben
Hello. Will you please list the current balances, interest rates, and monthly minimum payments for the debt you will be paying off with this loan? Will you provide the same information for the remaining debt that will be left (4785)? Will the credit inquiry on you account result in additional debt? Finally what actions have you taken to avoid accruing more debt in the future? Thank you and good luck.	Credit Card #1 - $3835 ($39 per month) - 12% interest Credit Card #2 - $2860 ($28 per month) - 24% Credit Card #3 - $4289 ($98 per month) - 16% I will be paying off cards #1 & 2 with the $5400 plus some of my own cash that I have in reserve. This will leave card #3 that I can this focus on specifically. By paying off 1 & 2, I will reduce my interest rate average by several percentage points and enable me to focus on two primary payments. One to Lending Club and one to the remaining credit card balance. I am not sure what you mean about the credit inquiry on my account resulting in additional debt. Unless you are referring to the one other inquiry that has been placed recently. That was by my credit union because I was considering a loan from them if the interest rate was low enough. Does that make sense? Steps that I've taken: Because my income has been virtually cut in half, I have opened up my home to a roommate to help pay the mortgage. This has been a huge step in reducing spending on bills, groceries, etc. In addition, I have put my Volkswagen Rabbit '08 up for sale in the hopes of paying that off and getting an even more modest car...:)...and lower payment. That car cost $16k new and I'd like to get a used car for about $8k. Hope that helps and have a great day! Ben
I don't understand why you would pay off credit card #1 first which looks to have the lowest interest rate.	This loan would be used as a consolidation tool that would have $5400 from lending club plus $1500 of my cash paying off a majority of my debt on a three year plan. It's simply a means of reducing the number of payments going out and getting rid of credit cards. Thanks!
bwhy's Profile (all information not verified unless noted with an "*") Can you verify your income with Lending Club? It can be accomplished by sending in income proof.	Doing it now! Thanks!
Are you use your don't want to payoff credit card 2 & 3 and keep credit card 1 open? You may also want to close the card that you're going to pay off slowly, so you can lock in your interest rate. Otherwise you leave yourself open to wild rate increases even when you're paying on time.	Yes, upon review and based on the feedback and advice of others, I will be paying off #2 and #3 and keeping #1. #1 is through a Credit Union anyway and is the one that I would prefer to keep, if any... Thank you for the advice/question!

Member Payment Dependent Notes Series 421651

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421651	$16,000	$16,000	10.95%	1.00%	July 13, 2009	July 11, 2012	July 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421651. Member loan 421651 was requested on June 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,393 / month
Current employer:	Home Solutions Consulting & Investment Corp.	Debt-to-income ratio:	3.68%
Length of employment:	3 years	Location:	Pembroke Pines, FL

Home town:	Puerto Principe
Current & past employers:	Home Solutions Consulting & Investment Corp., Subway
Education:	Miami Dade College

This borrower member posted the following loan description, which has not been verified:

I am a good candidate for this loan because I am a dependable and reliable person. I always pay my bills on time. Education widens your opportunities.

A credit bureau reported the following information about this borrower member on June 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	35
Revolving Credit Balance:	$3,327.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. You are a very good income at present. Could you verify your income with Lending Club? And with a current well-paying job, why would you choose to get more schooling? Could you be more specific on this?	1.- Lending Club already verified my income. 2.- Living with purpose is valued more than money. The good life consist of health, finances and doing what's important. For me studies are more important than money because knowledge, once learned, will last forever. Education widens your opportunities.
May I ask what you will be studying, and at what institution? Thanks!	Major: Business Administration Institution: Miami Dade College
Will you continue working while returning to school? Full time/part time?	1.- I will be working and studying at the same time. Already working provides added value to your study, by providing real-life insights and examples that can help you better understand your studies. Even if your work and studies are completely unrelated, work is still providing you with the skills of prioritizing, managing, balancing tasks, time-management, dealing with colleagues and customers etc. 2.- I will be working full time.

Member Payment Dependent Notes Series 421659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421659	$10,000	$10,000	9.32%	1.00%	July 13, 2009	July 17, 2012	July 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421659. Member loan 421659 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,849 / month
Current employer:	DATACORE Marketing, LLC	Debt-to-income ratio:	12.29%
Length of employment:	3 years 1 month	Location:	Kansas City, MO

Home town:	Madrid
Current & past employers:	DATACORE Marketing, LLC, Relationship Marketing, Inc., Dee Zee Manufacturing
Education:	Truman State University

This borrower member posted the following loan description, which has not been verified:

I need to make some improvements to my home in order to finalize the sale of my home. My intent is to rent at a lower monthly cost to pay off this loan quickly and potentially relocate back to my home state. I'm a professional with a good credit history and take my financial obligations seriously. My credit report will reflect 4 late payments on a revolving account in 2003. I co-signed on this account to help a friend get her business started and discovered after the fact that she was not making the payments.

A credit bureau reported the following information about this borrower member on June 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	61
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the sales price of your home? What is your equity after all expenses on the sale? Are you going to pay off this loan upon finalizing the sale?	I will not be paying off this loan upon finalizing the sale.

Member Payment Dependent Notes Series 421706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421706	$3,500	$3,500	9.32%	1.00%	July 9, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421706. Member loan 421706 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	n/a	Debt-to-income ratio:	7.25%
Length of employment:	n/a	Location:	GOLDEN, CO

Home town:	New York City
Current & past employers:	American Express Travel, Council on the Environment of New York City, Greenmarket NYC, Lighthouse International, BBDO NYC
Education:	George Washington University (GW), Colorado State University (CSU)

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan so that I can open a dumpling shop in Boulder, Colorado. I have already scouted a location and employees and put a down payment on the real estate, all I need now is the start-up money. I have a very simple business model that I took from a very successful dumpling shop in New York City's chinatown where I grew up. I have a great recipe and will be selling 5 dumplings for 2 dollars, they will cost me about 10 cents each to make so I expect to see a very high profit margin. My pre-approved quote said I could get a $10,500 loan with payments of $335.45 per month. My housing expenses are paid for by my parents and they give me $1600 per month on top of that. I tend to spend about 600 per month on food and the rest is disposable income, so even if my business were to fail I would still have enough money coming in to make my loan payments. Hopefully this should offer peace of mind to any potential investors.

A credit bureau reported the following information about this borrower member on June 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,160.00	Public Records On File:	0
Revolving Line Utilization:	40.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have any training in business? I'm not sure I'm allowed to ask this, but why would your parents pay you just to pay you? How long would that last?	I've been in business school for 3 years, I used to run and own a successful crepe stand back in NYC, and I am currently finishing up some web design before launching my t-shirt company. On a side note, I have already had all the shirts made and paid for my website expenses so I will not be needing any money for that enterprise, in case anyone might be worried that I'm stretching myself too thin with 2 companies. As far as the 1600 a month I get from my parents, this is an allowance that I've received every month since I've been in college. I deposit my check in a personal account and I am allowed to use the money for what I want. My parents are business people themselves and they are very supportive of me spending my money on entrepreneurial ventures instead of wasting it at the bars like most college kids. The reason I mentioned this income is because I wanted any potential investors to know that I have plenty of monthly income available to cover my loan payments. I also bar tend part-time, but I mentioned the allowance income because in our current economic climate people are getting fired and laid off left and right, so the allowance I receive from my parents is actually a much more reliable source of income than my current job or any other I might get. Thanks for your question.
So why don't you save that personal allowance money for a few months and just use it? instead of borrowing and paying interest... ?	I would just save the money but the down payment on the restaurant site will not last long enough for me to save the startup money myself. I would have waited but the location is PERFECT
Why in the world would you use the name fugazivegas in a business loan request? It does not instill confidence and demonstrates questionable judgment. As I'm sure you know, fugazi means fake or having no substance.	Fugazi is actually the name of my clothing company that will be getting launched in the coming months. I guess I wasn't really thinking about how it would be interpreted, but I would suggest that my lenders look to my credit score and A4 loan rating when deciding if I am a responsible borrower, not my username.

Member Payment Dependent Notes Series 421847

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421847	$16,750	$16,750	20.11%	1.00%	July 13, 2009	July 12, 2012	July 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421847. Member loan 421847 was requested on June 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,833 / month
Current employer:	SIDDSO	Debt-to-income ratio:	5.36%
Length of employment:	16 years 4 months	Location:	Staten Island, NY

Home town:	Staten Island
Current & past employers:	SIDDSO
Education:	Ashford University

This borrower member posted the following loan description, which has not been verified:

Loan needed for a short term of 12 months to cover expansion and growth of new business.

A credit bureau reported the following information about this borrower member on June 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	18	Months Since Last Delinquency:	19
Revolving Credit Balance:	$5,848.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell us about your new business plans. Also, will you stay with your current employer while you grow your business?	The business will be a private practice in the same field I am currently employed in. The practice will consist of consultation and training services in the realm of C.P.R., First Aid, S.K.I.P. and A.E.D. training as well as other services which will be made available to various groups, churches and organizations. Yes I intend on staying with current employer while growing the business.
Can you please explain the 3 delinquencies? Thank you.	The delinquencies were from a student loan that was broken up into 3 separate accounts from the same lender that were deferred. I was late with the first payment after the deferment period ended because I did not receive the first bill notifying me it was due. I became aware when the bank called and alerted me that the payment had not yet been received. At that point I immediately remitted the balance due and have done so on time every month since. Thank you

Member Payment Dependent Notes Series 421927

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421927	$7,800	$7,800	12.84%	1.00%	July 13, 2009	July 12, 2012	July 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421927. Member loan 421927 was requested on June 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Greenpath Debt Solutions	Debt-to-income ratio:	16.77%
Length of employment:	4 years 6 months	Location:	Woodside, NY

Home town:	Manhattan
Current & past employers:	Greenpath Debt Solutions, Daybreak Adult Medical Day Care, Second Home Adult Medical Day Care, American Red Cross, Administration for Children's Services
Education:	Union College

This borrower member posted the following loan description, which has not been verified:

I work for a financial education and debt management organization and over the past four years have been working to pay of 30,000 in debt. I am down to about 15,000 but recently moved to a new apartment, married and have a child on the way. The medical expenses and extra expenses are threatening to take me in the other direction. I am several months from paying off both a personal loan and a pension loan. I have garnished a substantial increase in salary and now can have a working surplus budget to help me establish emergency savings. I would like to use this loan to pay off the above mentioned loans as well as small (but accumulating medical and credit card bills). This would leave me with one debt to repay for the 10K amount along with one credit card of about 5K, hopefully at a lower interest rate than what I currently have. By February of 2010 I expect a substantial refund due to the new family and can have this all paid off if I approach this according to my plan - in which this loan is essential.

A credit bureau reported the following information about this borrower member on June 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	58
Revolving Credit Balance:	$13,835.00	Public Records On File:	0
Revolving Line Utilization:	87.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 421940

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421940	$25,000	$25,000	14.11%	1.00%	July 13, 2009	July 12, 2012	July 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421940. Member loan 421940 was requested on June 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	MedAssurant	Debt-to-income ratio:	11.67%
Length of employment:	1 month	Location:	Washington, DC

Home town:	Keystone
Current & past employers:	MedAssurant, National Committee for Quality Assurance, American College of Cardiology, National Association of Children's Hospitals and Related Institutions
Education:	University of Florida, George Mason University

This borrower member posted the following loan description, which has not been verified:

I am a stable, financially-sound professional in the Washington DC area. I have approximately $25,000 of credit card debt that I would like to consolidate and eliminate as quickly as possible so I can start planning for my first house.

A credit bureau reported the following information about this borrower member on June 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,958.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 422004

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422004	$25,000	$25,000	11.26%	1.00%	July 13, 2009	July 12, 2012	July 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422004. Member loan 422004 was requested on June 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$22,083 / month
Current employer:	Medco Health Solutions	Debt-to-income ratio:	5.53%
Length of employment:	2 years 6 months	Location:	Norwell, MA

Home town:	Elizabeth
Current & past employers:	Medco Health Solutions, Johnson & Johnson
Education:	Boston College

This borrower member posted the following loan description, which has not been verified:

This loan will be used for home improvements to enhance overall value of our property. My credit scores are between 768 and 790 and my 2008 W2 was $265K -- 2009 projects to $275K in my present role as VP, Sales for Medco Health Solutions. I am looking for short term loan so I do not have to tap into stock and 401K assets. I have never been late for a loan payment in over 25 years. Please let me know if you need any more information. Rich

A credit bureau reported the following information about this borrower member on June 28, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1979	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,131.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you looked into other loan options with lower rates? It seems a home equity line would be a better option.	Yes, but since real estate values have dropped substantially -- not best option at this time.
Chanmo, Of how short a term loan are you thinking?	I believe per the website, they're all 3 year notes.
Can you list all your monthly expenses by category (including any debt payments, revolving or installment)?	Mortgage = $3,995, car payments = $382 + $532, AMEX only = $500 per month.
Also, could you verify your income, with lending club?	Sure.. last year was $265K. I can submit W2 if needed and/or payroll stub. Who/where/how do I submit??
Any chance you could verify your income and employment with Lending Club? That would make your loan application more appealing from an investment standpoint.	Sure.. can provide W2 and payroll stub...how do I submit to Lending Club??
I'm not sure but you have to call with them. It will make a big difference in encouraging more lenders to fund your loan.	OK, thanks and will do
Chanmo, The notes are for three years. But in your description you mention, "I am looking for a short term loan." Do you intend to pay off your note sooner than three years?	3 years
You make over $260,000.00 a year and you do not have this kind of $$ put away? Why?	My assests beyond my home are in stock and options that I don't want to touch at this time and I invest everything I can in a variety of funds, including 401K. I was referred to this site by a friend and follow borrower who suggested it as a good shorter term alternative for things like home improvements.

Member Payment Dependent Notes Series 422033

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422033	$5,000	$5,000	11.58%	1.00%	July 8, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422033. Member loan 422033 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Labette Community College	Debt-to-income ratio:	12.42%
Length of employment:	20 years 8 months	Location:	PARSONS, KS

Home town:	Parsons
Current & past employers:	Labette Community College, Wesley Medical Center, Mount Carmel Medical Center, Labette Medical Center, St Lukes Hospital in Kansas City
Education:	Pittsburg State University, Labette Community College, Wichita State University, Friends University, Johnson County Community College

This borrower member posted the following loan description, which has not been verified:

I am ready to make several small updates in my house to increase it's value.

A credit bureau reported the following information about this borrower member on June 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	12
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	7.28%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, You had 1 delinquency in the past 2 years, please explain it. How much is your mortgage payment and total expenses per month. Thanks eggi	I believe you are talking about my student loan. I was in school and that loan should have been deferred. I had another that had been deferred and "assumed" that this one was as well. I should have checked in the with the lender and got it taken care of. Once I realized my mistake, I took care of it and brought it up to date. My mortgage is about $625 with insurance/taxes included. In addition, I have $2,500 in expenses including gas and groceries. I have a $790/month debt that will be paid off in September.

Member Payment Dependent Notes Series 422161

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422161	$25,000	$25,000	12.53%	1.00%	July 13, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422161. Member loan 422161 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	Redcats USA	Debt-to-income ratio:	18.43%
Length of employment:	2 years 4 months	Location:	Long Island City, NY

Home town:	New York
Current & past employers:	Redcats USA
Education:	New York Institute of Technology-Central Islip

This borrower member posted the following loan description, which has not been verified:

Hi all, I have a 16.99 % on one my credit cards and would like to get a lower interest rate to try to pay it off. I've already called the credit card company to see if they can lower the interest rate. But due to the credit crisis, a lot of the banks are not willing to budge. Would like to call upon the lenders here for help. Thanks,

A credit bureau reported the following information about this borrower member on June 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,918.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, A few questions: (1) Will you provide Lending Club verification of your income? Please contact LC staff for details. (2) Are you current with all your bills and debt payments? (3) How will your monthly cash flow cover this loan???s monthly payment? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards or loans to cover unexpected expenses? (6) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	I will do my best to answer the questions: 1) Yes, I just spoke with a staff member at LC in the credit department. I can provide previous year W2 as proof of income. 2) I am current on all my accounts. I have revolving accounts in which the 25k loan should cover, and the rest which is a federal student loan in which I already have a payment plan in place for. 3) With an installment loan I actually pay around 300 less per month to pay down the debt. 4) Yes, I have a monthly spending budget. 5) Yes I have a separate savings account with emergency funds. 6) with the installment loan I will be able to put around 250 per month into the emergency savings.

Member Payment Dependent Notes Series 422190

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422190	$3,000	$3,000	14.74%	1.00%	July 13, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422190. Member loan 422190 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Federal Bureau of Prisons	Debt-to-income ratio:	16.77%
Length of employment:	1 year 1 month	Location:	Sanford, FL

Home town:
Current & past employers:	Federal Bureau of Prisons, United States Army
Education:

This borrower member posted the following loan description, which has not been verified:

I got an unexpected bill for 3000 from an accident I was in and have less than a week to pay for it. I am a federal Officer with a salary of 41,000 year. I pay all my bills on time, just trying to pay this bill off as soon as I can.

A credit bureau reported the following information about this borrower member on June 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	70
Revolving Credit Balance:	$6,241.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 422201

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422201	$9,000	$9,000	12.84%	1.00%	July 13, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422201. Member loan 422201 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	Charm Sciences Inc	Debt-to-income ratio:	19.09%
Length of employment:	9 years 1 month	Location:	HAVERHILL, MA

Home town:
Current & past employers:	Charm Sciences Inc
Education:	Lafayette College

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to help consolidate my debt but to also help pay for a recent unexpected expenditure. I've never been late or short on payments etc. and really could just use a break right now and this loan would really help. Thank you.

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,401.00	Public Records On File:	0
Revolving Line Utilization:	88.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you describe your unexpected expense a bit more? Is it recurring? What does your budget look like in the future? Regards; Art	Hello, No the expense will definitely not be recurring. My budget looks fine as well. I am a chemical engineer and make good money and will actually be getting another raise within the next month. I just really need some breathing room between now and then to get me back on track. Thank you for your consideration and if you do decide to back me, I promise you wont regret it. I've never been late or missed a payment before and I dont plan on missing any now or in the future.

Member Payment Dependent Notes Series 422205

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422205	$6,200	$6,200	13.79%	1.00%	July 10, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422205. Member loan 422205 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Law Office of Barbara Smith	Debt-to-income ratio:	9.00%
Length of employment:	2 years 6 months	Location:	SPRING VALLEY, CA

Home town:	San Diego
Current & past employers:	Law Office of Barbara Smith
Education:	Grossmont College, Cuyamaca College

This borrower member posted the following loan description, which has not been verified:

I need this loan to consolidate a combination of medical debt, student debt, tax debt, and a debt for furniture. I incurred most of this debt recently as the result of a divorce and I am a student and am having difficulty keeping up with it each month because the total of all the payments amount to about $1600 per month. I only work part time to allow me to go to school, so when my living expenses such as car insurance, phone, gas, food, etc, are added to this, it leaves me with a negative cash flow. I wish to consolidate the debt so that I can have a lower monthly payment and a fixed term in which to pay it off, so that I can have more time to focus on my studies. Thank you, Rachel Martinez

A credit bureau reported the following information about this borrower member on June 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	29
Revolving Credit Balance:	$4,480.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize your current monthly debt payments that add up to $1,600. I don't understand why the total is so high for a total debt of only $6,200.	Hello, My total debt is not $6200, my total debt is around $28,000. I originally requested over $20,000 but the lending club only approved me for $6200 based on my income. The $6200 will allow me to pay off a debt to MOR furniture of $3200, a debt to american medical response for $1500, and a debt to kaiser permenente for $1100. Thank you, Rachel Martinez

Member Payment Dependent Notes Series 422328

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422328	$3,000	$3,000	8.00%	1.00%	July 9, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422328. Member loan 422328 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,667 / month
Current employer:	n/a	Debt-to-income ratio:	13.56%
Length of employment:	n/a	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:
Education:	University of Illinois at Chicago

This borrower member posted the following loan description, which has not been verified:

This loan is to be used to help fund necessities for my car including standard 50,000 mile inspection, new tires, etc. I just graduated and will begin my new career in a few short weeks as a nurse in the Chicagoland area. I want to ensure my car will be in optimum condition before having to drive in and out of the city. My parents have been assisting me with expenses and allow me to live with them, rent free. I have an excellent credit score and rating, as you can tell, and feel I am a dependable client you can rely on.

A credit bureau reported the following information about this borrower member on June 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,783.00	Public Records On File:	0
Revolving Line Utilization:	17.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHEN DID YOU GRADUATE ?	I graduated May 2009. I received my bachelors in nursing and passed my state boards June 10. So, once my license comes in the mail, I can work as a nurse.
When is your start date at the new job? Which hospital will you work? And how much will be your annual salary? Will you continue to live with your parents rent free until the loan is repaid in full?	Actually, I just got my old job back so I currently work there about 20 to 30 hours a week. My salary there is about $12,000. When I work at the hospital as a registered nurse, my annual salary will be about $50,000. My parents are great and will allow me to live here rent free until I choose to move out. And I plan on paying off the loan as soon as possible. I do not expect to take the full three years to repay the loan. Thank you for your consideration.
You say that your parents allow you live with them rent free, but your profile says that you are a home owner. How do you explain the apparent discrepancy?	I didn't see any option other than rent or home owner. I do not have to pay rent - I live at home with my parents. They own the house, so I felt the most logical choice was to enter "home owner." I didn't want to give anyone the impression that I have to pay rent - my parents allow me to leave here rent free. Thank you for your consideration.

Member Payment Dependent Notes Series 422411

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422411	$1,800	$1,800	9.63%	1.00%	July 9, 2009	July 15, 2012	July 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422411. Member loan 422411 was requested on July 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Pharmanet	Debt-to-income ratio:	8.52%
Length of employment:	2 years	Location:	WILMINGTON, DE

Home town:	Pennsville
Current & past employers:	Pharmanet
Education:	University of Delaware

This borrower member posted the following loan description, which has not been verified:

Looking to get a 250 CC motorcycle used. I have $2000 cash saved up but need more on hand to buy a used motorcycle. I plan to pay this off as early as possible...

A credit bureau reported the following information about this borrower member on June 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$733.00	Public Records On File:	0
Revolving Line Utilization:	30.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a student loan? Can you give a short description of the type of work you perform at Pharmanet? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hey, I do not have any student loan debts but I do have a car payment on my 2007 civic ex (I owe about 9000 on that and plan to pay it off 2 years early). I am a database programmer at pharmanet (computer science degree). I have a payment going into a savings account every month but that account will mostly be wiped to fund the cash I need for the bike. I thought they verified my income already but yes I am willing to do that. I will look into how...
Hi, I would like to see you monthly budget. Please try to be specific. How much is rent, utilities, other expenses,car payment etc.	I rent a house with a few friends currently. Rent is $325, utilities are < $100, car payment = $284, insurance = $104. So there's about $813 automatically deducted there. The rest is living expenses which is variable depending on what I am up to... I usually try to put more into my car payment to pay it off early...

Member Payment Dependent Notes Series 422412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422412	$25,000	$25,000	17.90%	1.00%	July 14, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422412. Member loan 422412 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,083 / month
Current employer:	Shelter Hotels	Debt-to-income ratio:	4.93%
Length of employment:	1 year 2 months	Location:	Santa Nella, CA

Home town:	New York
Current & past employers:	Shelter Hotels
Education:	CUNY Brooklyn College

This borrower member posted the following loan description, which has not been verified:

Purchasing a Historic 105 year old hotel with 56 rooms, 2 restaurants, 2 bars, seperate casino. Oh and it's own famous ghost.

A credit bureau reported the following information about this borrower member on June 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,036.00	Public Records On File:	1
Revolving Line Utilization:	10.10%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What part of the hotel investment is this loan going towards? Can you share a little more about your business plan for this property?	The down Payment.
Will this loan fund the entire down payment? Or will you be subsidizing the loan with your own cash? Please provide more details.	The down payment is $85,000, so this will be part. The property is $850,000.
The brochure on the website says the hotel is selling for $1.5M. Are you the only owner-to-be?	Yes.
what is your background? will you be hiring a manager or managing yourself?	I will manage it myself, I have 20 years of hotel management, presently a Regional director of operations for a hotel company
I am somewhat familiar with the Mitzpah in Tonopah, NV. Is this the hotel you are referring to? The area was hit hard, economically long before the current recession. What kind of business plan do you have to increase traffic into the town and/or hotel?	I have been in the hotel business for over 20 yrs and I am not expecting miricles, but the price was right and I will be kiving and running the hotel. It is one of the most famaous hotels in Nevada area and the style and historic value is there. Marketing on the web and drive by will be the key.
You have a great FICO score, so if you can clarify a few things that would help. If the property is selling for 1.5 million how come you wrote that it's 850K? Also that implies either a 10% downpayment which seems low. Are you taking a non-recourse loan on the property? What is the projected income from the property versus the expenses. Also what will your new income be if you take over this hotel? Will the $7,083 / month stay or go away? Thanks.	What you are seeing is the old asking price, I got it lower. I think what helped me with the property was my business paln and my years of experiance, it is help by an investment group who have been paying the cost of the property for 9 years without any help.
How soon do you see a positive cash flow? I presume you will be working the hotel full time?	Yes I will be working in the hotel more than full time. I see 18 months before a profit because all mony brought in will be reinvested in the property and marketing to increase occupancy and renovation.
I assume you are making a large downpayment, which implies that you will have two loans to pay off, this one, at $902 and a second loan. What funds will you use to make these two payments and run the hotel at the same time?	The revenue from the hotel, low income is $35,000 per month.

Member Payment Dependent Notes Series 422420

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422420	$5,000	$5,000	11.58%	1.00%	July 9, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422420. Member loan 422420 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Vascular Imaging of Arizona	Debt-to-income ratio:	18.48%
Length of employment:	2 years 5 months	Location:	Phoenix, AZ

Home town:	Calabasas
Current & past employers:	Vascular Imaging of Arizona, Kaiser Hospital, Northwest Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Hi. My I am interested in paying off my two credit cards. (visa, and discover) Each one has a balance of $2500...for a total of $5000. Their interest rates are a bit too high, and I figure that if I can get a lower rate, I would save a lot of money. As far as myself, I am always punctual with my payments, and maintain very stable employment (health care professional). If you have any questions, please feel free to ask. Thank you everyone.

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	23
Revolving Credit Balance:	$2,591.00	Public Records On File:	0
Revolving Line Utilization:	74.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, apart from your credit card debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Vascular Imaging of Arizona? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Could you please explain the disposition of the delinquency listed on your credit history from 23 months ago? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hi. Yes, I have an auto loan with Toyota Financial. And, I also have 3 student loans, (2 federal, 1 private). I maintain a savings account, with an emergency fund ($1,500) for things like flat tires, car breakdown, or any emergency event) As far as my work, I am a ultrasound tech, so I scan people for arterial disease, and venous insufficiency, deep vein thrombosis, and carotid artery disease. In addition I also work a second ultrasound job at the hospital every weekend. I decided to take the weekend job for the purpose of paying off my debt. I can provide W2s or paycheck stubs if desired, or whatever the lending club would need. Also, regarding 23 months ago, yes it was the bank of america credit card and, at that time I had recently moved to Arizona to start my career in ultrasound. During that time of low funds, I was not able to make the payment on that bill. So Bank of America closed that line of credit. I still pay the balance on that card, and have done so without any other delinquencies since. Any other questions, I will be glad to answer. Thank you.

Member Payment Dependent Notes Series 422455

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422455	$8,400	$8,400	12.84%	1.00%	July 14, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422455. Member loan 422455 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,833 / month
Current employer:	Bank of A	Debt-to-income ratio:	22.54%
Length of employment:	5 years 3 months	Location:	Winnetka, CA

Home town:	Little Rock
Current & past employers:	Bank of A, Washington Mutual
Education:	California State University-Northridge (CSUN)

This borrower member posted the following loan description, which has not been verified:

Unexpectd California tuition hike - Need help to finish off graduate work

A credit bureau reported the following information about this borrower member on June 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$65,621.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of work do you do ?	Mortgage Customer Service Unit Manager
How many more semesters will you need to graduate? What do you estimate the tuition to be until you graduate?	3-4 more semestors until graduation- yahoo, tuition to be between $2400-$3000 per semester.
what are you studying?	I am going for my MBA with a concentration in Finance.
what are you studying?	MBA- Finance

Member Payment Dependent Notes Series 422456

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422456	$5,000	$5,000	11.26%	1.00%	July 10, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422456. Member loan 422456 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,375 / month
Current employer:	University of Chicago	Debt-to-income ratio:	7.72%
Length of employment:	9 months	Location:	CHICAGO, IL

Home town:	Fruitport
Current & past employers:	University of Chicago
Education:	Grand Valley State University

This borrower member posted the following loan description, which has not been verified:

I'm a long time skydiver and would like to take flight lessons over a short period of time to earn a private pilot's license. Aggressively pursuing flight instruction is quite expensive, so I would like to finance this endeavor to spread out the expense. I have a graduate degree and work in biomedical research at a top research university. I earn a very nice salary and am very responsible. I'm single and have no children to support.

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	77
Revolving Credit Balance:	$1,460.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Kindly get your income verified by lending club	Sure. I've just contacted lending club to find out how I may do this.
I would like to help fund your loan, but have a few questions. If you have only been employed at your current position nine months, where were you previously in employment? Do you have any other outstanding debts, like a car loan or student loans? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Have you been able to make any progress in verifying your income with Lending Club?	I took my new job after I finished grad school, so it was a voluntary career change. Previously I had been a software engineer in Holland, MI for over 4 years. I have a small car loan-- I paid $11,000 cash on a $16,000 car. I took a 3yr loan on the other $5,000 of it and am 2 yrs in. I pay $150/mo. on that. I have a federal student loan at ~$10K, which I pay $165/mo. for. I do have savings accounts to cover 3 months of living expenses. I could pay for these lessons myself, but don't want to dip into emergency funds. I've contacted lending club about income verification but have no response as of yet-- I suspect the holiday is slowing that down.
Could you provide more details on your delinquency?	Yes. 77 months ago I mailed in a late credit card payment. Obviously this was a very long time ago, and it should also be noted that I've always paid as agreed.

Member Payment Dependent Notes Series 422522

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422522	$12,000	$12,000	9.63%	1.00%	July 8, 2009	July 13, 2012	July 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422522. Member loan 422522 was requested on June 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Hotel Max	Debt-to-income ratio:	9.12%
Length of employment:	1 year 4 months	Location:	Seattle, WA

Home town:	Caracas
Current & past employers:	Hotel Max, Hotel Monaco, Seattle's Convention and Visitors Bureau, Palmer House Hilton
Education:	Instituto Universitario De Nuevas Professiones

This borrower member posted the following loan description, which has not been verified:

Not sure what goes here...would like to get money for a combination of things such as home improvement projects, major purchases and others. Do not want to put these things on my credit cards. Thanks!

A credit bureau reported the following information about this borrower member on June 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,212.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
PLS TELL US WHAT YOUR JOB ENTAILS ...	I am the Director of Sales at the Hotel Max. I am responsible for strategic direction, management and top-line revenues for hotel (rooms sales generated through corporate accounts, groups, websites such as Expedia, Orbitz, etc and our direct channels -hotel website and reservations deparmment-. I oversee the Sales Team, its deployment and its performance. I recommend and/or implement strategies, services and product improvements to stay competitive in the market. Create promotional rates, packages to impact need/seasonal periods.
Please verify your income with LC.Thanks.	My base salary is $75K per year and have a potential for bonuses of up to 10% of this amount.
What was your prior employment and how long were you employed there? Thanks	Hi there! Hotel Monaco Seattle, Sales Manager, 2.5 years.

Member Payment Dependent Notes Series 422609

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422609	$12,000	$12,000	11.58%	1.00%	July 13, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422609. Member loan 422609 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	U.S. Forest Service	Debt-to-income ratio:	4.30%
Length of employment:	21 years 10 months	Location:	COLUMBIA, SC

Home town:	Greer
Current & past employers:	U.S. Forest Service
Education:	Clemson University

This borrower member posted the following loan description, which has not been verified:

Remodeling Kitchen

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	5
Revolving Credit Balance:	$12,293.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would want to know- what was the delinquent account 5 months ago - how did that happen and is it now paid off?	Columbia House...... It was about the DVDs which were automatically sent each month (totaled $110). When they were received, I forgot to send them back so I accumulated 4 dvds. They have all been sent back and I have since canceled my membership due to the fact I was forgetting to send them back or go online and opt not to have them sent to me.

Member Payment Dependent Notes Series 422667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422667	$12,000	$12,000	16.00%	1.00%	July 13, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422667. Member loan 422667 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Kasky Insurance and Financial Services	Debt-to-income ratio:	13.26%
Length of employment:	5 years 6 months	Location:	Pittsburgh, PA

Home town:	Mt. Lebanon
Current & past employers:	Kasky Insurance and Financial Services
Education:	Carnegie Mellon Tepper School of Business

This borrower member posted the following loan description, which has not been verified:

I need some help with my tuition for grad school ASAP. I borrowed money for my undergrad and have a perfect track record of paying it back. I appreciate your help! I am going for my MBA and I've received grant money but I need to fill the gap. Thanks!

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,626.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
where will you be going to school? how many years is the mba course and how much of a raise do you anticipate once you have received the mba?	I am attending Carnegie Mellon University and the MBA program is two years. I have been offered a senior management position at my parent company upon completion. My starting salary will be $87,000
Will you still be with your current employer while you are working toward your MBA? How do you expect your monthly income to change for the period that you are enrolled in this program?	I will still be employed as full time sales manager. I will work from home however to make up the hours when I cannot be in the office. My monthly income will rise steadily until I graduate.
Why have you chosen lending club to fill the gap as opposed to traditional financing through federal loan programs?	I have utilized those programs as well, however, I still still some private funding to fill the gap.

Member Payment Dependent Notes Series 422681

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422681	$3,700	$3,700	9.32%	1.00%	July 13, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422681. Member loan 422681 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,250 / month
Current employer:	PEC Management	Debt-to-income ratio:	5.52%
Length of employment:	3 years 2 months	Location:	BUTLER, PA

Home town:	Butler
Current & past employers:	PEC Management
Education:	Clarion University of Pennsylvania, Waynesburg College, Slippery Rock University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

Thank you for your interest. I have a FICO score of 731, that's my lowest of the 3. I have NO negative remarks, not minding the two inquiries, on my credit what so ever. I originally applied at a bank for the loan. I was denied, however, because I do not have any "comparable" credit. I'm using the capital to purchase a duplex. Address is 63 Pittsburgh Rd, Butler PA. It is currently rented out so repaying the capital wouldn't be an issue. They are currently locked in a 1 year lease with one tenant two months in with the other tenant three. However I am on a time constraint with the seller because my initial loan from the bank was denied so quick financing would be the best option. It works out for you because you get your loan plus interest from a guaranteed investment source. Again thank you for your interest!

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have any experience being a landlord? Can you do minor home/duplex repairs?	I do on a small scale. I also plan on doing minor repairs to this duplex.
What is the purchase price of the duplex? What will the gross and net rental income on the units? Good luck with the investment.	The purchase price is 25000 for the duplex, gross rental income would be about 850 bringing home a net of probably 375 after paying the loan back from the proceeds.

Member Payment Dependent Notes Series 422689

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422689	$12,000	$12,000	14.11%	1.00%	July 14, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422689. Member loan 422689 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,208 / month
Current employer:	TULANE MONTESSORI HOUSE	Debt-to-income ratio:	15.55%
Length of employment:	6 years 3 months	Location:	BURLINGAME, CA

Home town:	Laguna Beach
Current & past employers:	TULANE MONTESSORI HOUSE, pinkys
Education:	Chico State

This borrower member posted the following loan description, which has not been verified:

This loan will be used to finance my wedding. I have near perfect credit and have never been late or missed any of my payments, my fiance will be helping with payments as well. thanks!

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,450.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Ca you please verify your income? Thanks, Greg	The are verifying my employment, you should see an update shortly! Thanks!

Member Payment Dependent Notes Series 422694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422694	$7,000	$7,000	13.47%	1.00%	July 14, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422694. Member loan 422694 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	WSP Flack + Kurtz	Debt-to-income ratio:	17.69%
Length of employment:	1 year	Location:	Fairfield, CT

Home town:	Honolulu
Current & past employers:	WSP Flack + Kurtz
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

While in College I racked up about 10,000 in credit card debt. In my first year of working I have paid off about 4000 of that amount. Everything was going fine until just recently when my largest credit card which I had just transferred another balance onto decided to raise my rates almost twice as much as what they were before. I am done arguing with these people and I am now interested in paying them off and getting them out of my life forever. Whatever money I can borrow will be used immediately to pay off all of my credit cards. I have about 5000 in a 401k plan which I can always fall back on if I lose my job / end of the world scenario.

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	43
Revolving Credit Balance:	$6,062.00	Public Records On File:	0
Revolving Line Utilization:	55.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, apart from your credit card debts, like a car loan or student loans? Can you give a short description of the type of work you perform at WSP Flack + Kurtz? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Could you please explain the disposition of the delinquency listed on your credit history from 43 months ago? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I do have student loans through the federal government which I have started to pay off. There is a remainder of around $25,000 on those. Luckily the interest rate is super low and tax deductible so I'm in no hurry to pay those off. I also lease a car which I'm about 1/3 of the way through on the lease. I am a mechanical engineer for WSP Flack + Kurtz working in HVAC (Air Conditioning) design primarily on government buildings. I've only been out of school for a year and unfortunately I don't have much of an emergency fund set aside. If my income were to disappear I would be able to support only 1 month of my bills minus my rent. Luckily I'm not on the lease for my apartment and I can walk away from that at any time If I needed to. I was delinquent on a credit card payment at that time. I was away at school and pretty irresponsible with money. I didn't really even realize I was delinquent since I didn't visit my home very often and I wasn't getting any of the statements. In any event I paid off that account pretty soon after I figured it all out. My income is probably the only bright spot on my borrower resume as I do make $54,000 per year base pay as well as overtime. I will figure out how to get my income verified. Thank you for looking at my loan request.
I'd like to help out as well. What are your monthly minimum payments on the Student loans, and car lease? Also how much is your monthly rent? Thanks.	My Car payments are $300 / month and my student loans are $280 / month. My rent with utilities totals around $1200
I am happy to be funding your loan menzbrian. It's great that you are taking charge of your financial future and I wish you much success. Good luck!	Thank you for your help.
I will fund also. It's good that you recognize that you were irresponsible but... we've all been there. And it's good to be done with it and help others in turn.	Thank you.

Member Payment Dependent Notes Series 422701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422701	$9,000	$9,000	13.47%	1.00%	July 14, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422701. Member loan 422701 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,917 / month
Current employer:	FBI	Debt-to-income ratio:	22.61%
Length of employment:	19 years 10 months	Location:	Bowie, MD

Home town:	Bowie
Current & past employers:	FBI
Education:	Anne Arundel Community, University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I am working hard to eliminate credit card debt. I am working hard on paying them off one at a time and would like to eliminate and payoff with a lower rate if possible.

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$75,723.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - While your income is relatively high you have quite a bit of debt (high DTI, high cc util, $75K of debt). Do you have a budget and do you see your spending as an issue? Are you undertaking anything to address this? Regards; Art	Yes I have within the past year implemented a budget and have been pretty successful at sticking to it. The majority of debt was incurred going thru a divorce and dealing with attorneys and child custody and unfortunately major home repairs. With all of that behind me, my goal is to eliminate all cc debt within the next 5 - 6 years.
What are the 2 recent credit inquiries for?	Bank of America and Barclay's Bank - both to try to consolidate to a lower rate card.
What are the current interest rates and balances on each of your credit cards?	9200 - 15.99% 12267 - 14.24% 2098 - 23% 22100 - 9.99% 40344.98 - 9.99% (on repayment plan)

Member Payment Dependent Notes Series 422730

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422730	$6,400	$6,400	9.63%	1.00%	July 10, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422730. Member loan 422730 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Exxon Mobil Corporation	Debt-to-income ratio:	16.44%
Length of employment:	2 years 6 months	Location:	Houston, TX

Home town:	Houston
Current & past employers:	Exxon Mobil Corporation
Education:	Southern Methodist University, Texas A&M University

This borrower member posted the following loan description, which has not been verified:

I have had credit history since I started college in the year 2000. In that 9 years of credit history, I have no late charges on any of my accounts. I am looking to consolidate dept on revolving credit accounts with higher interest rates (of which I currently pay higher than the minimum payment every month) I put more towards dept and pay on time than the payment that would be required to pay off this loan. Thank you.

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,001.00	Public Records On File:	0
Revolving Line Utilization:	34.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, apart from your credit card debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Exxon Mobil? Could you please explain the reasons for the four inquiries listed on your credit history in the last six months? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	No problem, please see responses to your questions below: 1) Outstanding debts - I do also have school loans as I completely funded my own graduate school education. That dept is currently at $39,765 at a 4.5% interest rate. My monthly contribution is an automatic draft of $209. I am on a graduated payment plan, so the payments will go up to $256 in January of 2012. I currently lease my car at a rate of $430/month. While leasing is not the ideal for me (just had to sell a car that I owned for 9 years because the expenses for maintenance were more than the value of the car), I did not have the funds to purchase a car because I just put down a large down payment on a home. 2) Type of work - I am a Human Resources Advisor providing HR support to my clients within the company. 3) The inquiries have to do with my recent move to Houston (my company transferred me from California). I purchased a home in January and worked with two lenders to find the best rate (2 inquiries). One inquiry came from ATT when I switched my cell phone service from T-Mobile, and the other came from the car dealership. 4) Emergency Fund - I actually do put about $150 dollars every month into an emergency savings fund. Plus I also have a Roth IRA and 401K savings plan in which I can borrow from in case of emergency. Right now I have over $12,000 in those funds which would completely cover living expenses for about 3 months. Ideally, I would like to have more funds then that, and not have to pull from my retirement funds. That is partially why I am trying to consolidate. I have estimated that this loan with a lower interest rate would save me about $250 a month which I plan to roll directly into the emergency fund savings. 5) Income verification - I will absolutely verify income, and will work with Lending Club today to do so.

Member Payment Dependent Notes Series 422759

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422759	$10,000	$10,000	9.32%	1.00%	July 13, 2009	July 20, 2012	July 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422759. Member loan 422759 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	AT and T	Debt-to-income ratio:	3.33%
Length of employment:	15 years	Location:	DENVER, CO

Home town:	Lansing
Current & past employers:	AT and T
Education:	University of Colorado at Denver and Health Sciences Center

This borrower member posted the following loan description, which has not been verified:

I would like to payoff my credit card debt with a fixed and low interest rate in a short time frame. The terms The Lending Club offered via LendingTree fit my needs very well.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any more information on the credit card debt you are attempting to payoff? ( As of 7/6/09 your credit history does not show any revolving debt) Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at AT&T? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have $10,000 in credit card debt. I am not sure why it doesn't show on the report that was pulled. My only other debt is my mortgage. I currently have about 90 days worth of living expenses. One of the reason I wanted to refinance and pay the debt off in a shorter time frame, but also to free up extra funds each month to put towards my emergency fund. As for my employment, I help to reduce the cost of network architecture by reducing mileage and equipment usage. I did opt to allow verification of income when I applied for the loan. Please let me know if I can answer anymore questions for you. Thank you.
Can you let us know what other expenses you incur each month?	Currently, I have my mortgage and household expenses. I do not have any other oustanding loans.
You can help us verify your income by submitting your W-2 to LendingClub	Thank you. I just received the email with the details on how to submit employment and income verification. I will submit the information tomorrow morning.

Member Payment Dependent Notes Series 422839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422839	$8,000	$8,000	12.84%	1.00%	July 14, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422839. Member loan 422839 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Brinson Benefits	Debt-to-income ratio:	14.17%
Length of employment:	1 year 3 months	Location:	Mesquite, TX

Home town:	Mesquite
Current & past employers:	Brinson Benefits, Strategic Employee Benefit Services
Education:	Amberton University

This borrower member posted the following loan description, which has not been verified:

I have 3 credit cards which were all 0% APR that are now moving out of the introductory APR period. I have used them for medical bills but since cancelled all 3. So they are not in use. I would like to consolidate these three credit cards to alleviate the stress of mulitple bills and different levels of accruing interest. I currently pay approximately $750 a month towards these debts and would also like to lower my total monthly paypment to debt so that I may put money toward other investments.

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	43
Revolving Credit Balance:	$9,058.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 422847

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422847	$20,000	$20,000	13.79%	1.00%	July 14, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422847. Member loan 422847 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,583 / month
Current employer:	Whole Foods Market	Debt-to-income ratio:	19.76%
Length of employment:	7 months	Location:	Vashon, WA

Home town:	Jersey City
Current & past employers:	Whole Foods Market, Target, US Army
Education:	United States Military Academy (USMA)

This borrower member posted the following loan description, which has not been verified:

Been recently promoted to an annual salary of $103,000 with quarterly bonuses. Would like to consolidate my debt and get rid of it once and for all.

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	68
Revolving Credit Balance:	$22,512.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm a Navy AD O-5 who'd like to help fund. Can you shoot me a line at: integrowth@ymail.com Thx, Frank VMI '91 / Exit 117	OK. I'll send it in a minute. Thanks. Jim

Member Payment Dependent Notes Series 422873

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422873	$1,000	$1,000	11.89%	1.00%	July 8, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422873. Member loan 422873 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	fairbanks northstar borough school district	Debt-to-income ratio:	5.57%
Length of employment:	18 years 7 months	Location:	fairbanks, AK

Home town:	toledo
Current & past employers:	fairbanks northstar borough school district, Bureau of Indian Affairs (BIA)
Education:	oregon college of education, Oregon State University-Cascades Campus, university of oregon, St. Cloud state, University of Alaska

This borrower member posted the following loan description, which has not been verified:

I recently combined a planned work trip with a short vacation to visit family without realizing that my daughter (21) would join the Navy immediately upon our return and that her induction would be held a day's drive away in Anchorage. I am a single mother assisting with rearing my daughter's 7 month old. I want to take my grandson (my daughter will be flown to Anc) and drive down to view her induction. I have an excellent job but made some bad investments previously. I only use one debit card and one credit card. I am a long-time special educator and take my financial responsibilites very seriously. I have been very interested in peer-to-peer loans and am hoping to eventually utilize the service both as an borrower and an investor.

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	13
Revolving Credit Balance:	$5,742.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 423109

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423109	$10,000	$10,000	9.32%	1.00%	July 10, 2009	July 15, 2012	July 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423109. Member loan 423109 was requested on July 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	University of Dundee	Debt-to-income ratio:	20.92%
Length of employment:	1 year 11 months	Location:	Neptune Beach, FL

Home town:	Chicago
Current & past employers:	University of Dundee, Florida State University, University of Florida
Education:	Florida State University, University of Florida

This borrower member posted the following loan description, which has not been verified:

We are getting a low interest loan to pay for the wedding instead of applying for high interest credit cards.

A credit bureau reported the following information about this borrower member on June 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,523.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Why have you relisted? Is there any difference between this listing and the previous? Regards; Art	I relisted because the first time I did not get the voice mails to call and confirm a few items for the Credit Review Team.
The University of Dundee is in the UK. How do you work for them, but live in FL? Thanks.	I live in Florida and have an apartment in Dundee when I am in Scotland.
Where is your employer located? I can only find a University of Dundee in Scotland.	It is located in Dundee, Scotland.
what do you do for a living in the UK?	I perform research in Biochemistry for a Cancer Research UK laboratory at the University of Dundee.

Member Payment Dependent Notes Series 423195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423195	$3,000	$3,000	9.32%	1.00%	July 14, 2009	July 15, 2012	July 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423195. Member loan 423195 was requested on July 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,472 / month
Current employer:	Self	Debt-to-income ratio:	13.91%
Length of employment:	1 year 1 month	Location:	Brooklyn, NY

Home town:	Marstons Mills
Current & past employers:	Self, Kaplan Test Prep and Admissions
Education:	McGill University, New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I was working on a tech startup until the funding got pulled a few months ago. After that, I decided to focus on organizing a conference. While this wasn't a money maker, it was very successful and my reputation and contacts have increased significantly. I am now working as an independent contractor, pursuing sales leads for a foreign tech company. During this transitional period, I depleted a significant portion of my remaining cash reserves. I now have a month's worth of bills and two sales trips to pay for. I have built up great credit over the years by reliably paying back my student loans, and I'm not ready to break that streak now. This loan will help me to make a successful transition to a new career, with my credit intact.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your revenue stream?	I've begun a sales process that should produce revenue from commissions in 2 to 3 weeks. This will be supplemented by temporary work in the meantime.
What is your current, verifiable income stream???	I have no current, verifiable income stream. I am in transition to a new role with a new company.

Member Payment Dependent Notes Series 423307

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423307	$5,000	$5,000	12.53%	1.00%	July 9, 2009	July 15, 2012	July 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423307. Member loan 423307 was requested on July 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	STATE OF NEW JERSEY	Debt-to-income ratio:	7.53%
Length of employment:	3 years 4 months	Location:	TUCKERTON, NJ

Home town:	SOMERSPOINT
Current & past employers:	STATE OF NEW JERSEY, CARMINE & SONS LLC
Education:	Ocean County College

This borrower member posted the following loan description, which has not been verified:

purpose for loan is wedding expenses, paying off car and home improvements. excellent candidate for a loan because when i was younger i had trouble with my credit and paying my bills. i have since (past 3 years) reestablished and repaired my credit and have been current on all bills. i have been employed with the state of NJ as a corrections officer for about 3 1/2 years.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	76
Revolving Credit Balance:	$2,196.00	Public Records On File:	0
Revolving Line Utilization:	39.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Congrats on the wedding. Would you mind providing your monthly expenses by category? Thanks.	car payment & insurance- $360 gas- $180 credit card- (2) paid off (1)@ $50 rent- $500 phone- $65 cable- $100
Congrats on your marriage. Have to ask, how secure is your employment?	good question, being our economy is not at its best.. my job is very secure. i'm in state law enforcement and there will not be any layoffs in my field. i work in a prison, so buisness is good when the economy is not. i have an excellent retirement package and have no plans to make career changes other than further up the ladder.
Hi Tim, Just wanted to say Good luck with your wedding and your new married life. I'm sure your business is booming right now given no one has any money. I hope my contribution helps you guys out.	Thank you so much. Every little bit helps.

Member Payment Dependent Notes Series 423315

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423315	$7,500	$7,500	8.00%	1.00%	July 10, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423315. Member loan 423315 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,333 / month
Current employer:	Chrysler Group LLC	Debt-to-income ratio:	0.92%
Length of employment:	18 years 5 months	Location:	KINGMAN, AZ

Home town:	Detroit
Current & past employers:	Chrysler Group LLC, Siemens Automotice, Holset Engineering
Education:	Oakland University, Walsh College of Accountancy and Business Administration

This borrower member posted the following loan description, which has not been verified:

I would like to use the loan amount to purchase a used motorcycle that has already depreciated in value. Since most of my investments are at an all time low, I do not want to cash out of any of them at this time. Instead, I would like to borrow at a reasonable rate to purchase the motorcycle.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1984	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,914.00	Public Records On File:	0
Revolving Line Utilization:	6.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Chrysler? Do you have any other debt than what is shown on your profile?	I am the plant manager of their proving grounds in Arizona. No other debt than what is shown.
How secure is your job in view of the Chrysler Bankruptcy?	Chrysler emerged from bankruptcy as a new company called Chrysler Group LLC. It is leaner and has much less debt load. The facility that I work in is part of the new company. I run the faiclity. All assets, plants, etc. that were not wanted were part of the old company.
How secure is your job in view of the Chrysler bankruptcy, closings etc?	Chrysler emerged from bankruptcy as a new company called Chrysler Group LLC. It is leaner and has much less debt load. The facility that I work in is part of the new company. I run the facility. All assets, plants, etc. that were not wanted were part of the old company.

Member Payment Dependent Notes Series 423316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423316	$9,000	$9,000	16.95%	1.00%	July 13, 2009	July 15, 2012	July 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423316. Member loan 423316 was requested on July 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,750 / month
Current employer:	Kforce	Debt-to-income ratio:	11.67%
Length of employment:	10 years 5 months	Location:	Leesburg, VA

Home town:	Washington
Current & past employers:	Kforce
Education:	Northern Virginia Community College

This borrower member posted the following loan description, which has not been verified:

I make 200K+ year (I can provide W2's if requested) and have been employed by the same company for over 10 years. I recently relocated from Philadelphia to Washington DC. I need a short term loan to cover the mortgage payment on the house I own in Philadelphia until I can secure a tenant. This loan will provide me several months of mortgage payments while I work to identify the tenant. I own a home in NOVA where I currently live ... and I have never missed a mortgage payment on either home. My credit score is 635 - 650 depending on the agency reporting. I am hoping for a loan term of 30 months.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	59
Revolving Credit Balance:	$22,353.00	Public Records On File:	1
Revolving Line Utilization:	99.30%	Months Since Last Record:	73
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
AL2009, I am interested in helping fund your loan, but first: With your income of almost $20,000 a month why do you carry a revolving credit debt of $22,000? Starman	Starman, I contribute to a 401 B plan in my companies retirement program of 20% of my gross income. The plan is locked in for the entire year of 2009. I locked in before I was transferred to VA and moved back into my house in Leesburg. While I was in Philadelphia I was renting my Leesburg house for $3000/month and carried much lower balances on my AMEX & Visa cards ... I have opted to pay a manageable amount on my revolving credit so I can be sure to pay all my bills on time. Basically, I am carrying the mortgage on both houses without the rental income I was recieving for the past two years on the house I now live in(Leesburg). Once the Philadelphia house is rented, I will be able to ... 1st pay off the high interest CC debt ... and then begin to pay down the other revolving debt. -Al
Al2009, You can request the LendingClub verify your income by sending them the necessary information. Also, what are your monthly recurring expenses? What is a 401b plan that allows $47k contribution limit?	HFSLLC, I will send the Lending Club my W2's for the past 3 years to verify my income, thanks. My 401b plan is a deferred compensation plan through my company ... it allows me to defer any amount or percentage of my gross pay on a pre-tax basis. My company limits my 401K contribution to 3% of my gross income to be compliance with federal laws, so they have provided this program for employees to save for retirement. Once I locked in for 2009 I do not have the ability to stop the deduction until the enrollment period opens up in December ... at that time I can actually access those funds or change my election. ...on a side note, I had several families come to my open house this weekend and my realtor is optimistic we may get a contract to rent the house in the next week or two ...nothing is certain though, as I have learned over the past four months ... hence the loan request.
can you give a listing of amount take home pay and all expenses(car, food, bills, card payment, mortgages, pro tax insure etc)	Monthly take home pay:$10,244 Philly Mortgage: $3000 Leesburg,VA Mortgage: $3500 Car Payment:$891 CC card's:$900 Food/auto Insurance/utilities:$1000/month
How come your savings are not enough to cover this since you make so much money?	ecoinvest, Unfortunately I have been tapping my savings to cover my relocation back down to Virginia and using my savings to pay the mortgage on the house in Philadelphia ... I now find myself in a situation where my savings has run out.

Member Payment Dependent Notes Series 423366

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423366	$3,400	$3,400	17.58%	1.00%	July 10, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423366. Member loan 423366 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	AGC Automotive	Debt-to-income ratio:	7.35%
Length of employment:	4 months	Location:	LINCOLN PARK, MI

Home town:	Michigan
Current & past employers:	AGC Automotive, Denso
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

Hello Everyone, First let me give you a short an introduction about myself. Currently, I hold an Electrical Engineering degree from University of Michigan and my nature of work is in electromagnetic & communication field. I have some experience with some different software applications. Also, I have some experience on the business and dealings with customers directly. I????????m planning on starting an online business. A part of this loan will help me buy some inventory products that can be ready for the customers when they order. The rest of the loan I plan to use it for advertizing and other matters that might come through the new business problem. Also, I don????????t plant to pay this loan sooner than three years. If any Ohio State guys here???????.I accept your money too???????.. ?????? Thank you everyone and please contact me for more information.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,596.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what kind of products you plan to sale and what is your customers?	I don't have my URL yet. I'm going to talk with some marketing people to come up with a website name that can have a positive affect on the business. I plan to sell product that are custom made and that cannot be found in most stores. I hope i answered your question. Thank you
Do you have a website that details your products and services? If so, what is the URL? If not, can you describe a little bit about your products and services and your value proposition?	I don't have my URL yet. I'm going to talk with some marketing people to come up with a website name that can have a positive affect on the business. I plan to sell product that are custom made and that cannot be found in most stores. I hope i answered your question. Thank you

Member Payment Dependent Notes Series 423396

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423396	$1,000	$1,000	13.16%	1.00%	July 8, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423396. Member loan 423396 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	eScreen, Inc.	Debt-to-income ratio:	19.63%
Length of employment:	2 years	Location:	Detroit, MI

Home town:	Rochester Hills
Current & past employers:	eScreen, Inc., Pontiac Osteopathic Hospital
Education:	Michigan State University, KCUMB

This borrower member posted the following loan description, which has not been verified:

My husband and I recently made a long-distance move in order for him to begin his emergency medicine residency. However, for some reason school loan disbursements end in about February, so students may get no income between then and when they first get paid as a resident, which for us is the end of July. I have not been fortunate enough to find a new job yet, and we could really use a loan over these next few weeks. We would be able to pay it back in full if so desired by August 1.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	20
Revolving Credit Balance:	$11,189.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 423412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423412	$1,200	$1,200	11.89%	1.00%	July 14, 2009	July 23, 2012	July 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423412. Member loan 423412 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,083 / month
Current employer:	Ka Leo O Hawaii	Debt-to-income ratio:	24.09%
Length of employment:	1 year 7 months	Location:	Honolulu, HI

Home town:	Columbus
Current & past employers:	Ka Leo O Hawaii, University of Hawaii Geology and Geophysics
Education:	University of Hawaii at Manoa

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, The requested amount above is for summer tuition for my Finance classes and housing expenses. Also, the purpose is to build more credit for myself. I am in my final year getting my second major, International Business. I plan to pay back the loan in a timely manner after graduating. In the mean time I have two part time jobs to pay interest payments if need be. Sincerely, Casey

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$772.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you give take home pay and expenses each month. would you mind verifying income with lending club	My income is $700 from my father. I have 2 part time jobs, one paying $18.10/h and normally work it 10.5 hours a week. The other is 8.50/h and about 6-9 hours a week. Other than that I get some help from my mother. My expenses are rent $500, $200 car payment which has a remaining of $400 out of $7000, sallimae loan payment of $150, and since I live with my family those are my main expenses.

Member Payment Dependent Notes Series 423468

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423468	$6,000	$6,000	13.47%	1.00%	July 13, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423468. Member loan 423468 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Anderson Appraisal	Debt-to-income ratio:	20.25%
Length of employment:	1 year 3 months	Location:	La Mesa, CA

Home town:
Current & past employers:	Anderson Appraisal
Education:

This borrower member posted the following loan description, which has not been verified:

My name is Ashley and I am having a small wedding in January 2010. My mom and I are making most of the stuff for the wedding and are trying to keep the cost of the wedding low. My fiance and I have saved for the honeymoon; however, we need a little extra funds for the wedding. I am a mother of a 2 year old son, and I work full time at an appraisal company. Once my son is old enough to start school, my goal is to become a nurse. The $6000 loan would really help me out with having the wedding of my dreams. Thank you for your consideration. Best regards, Ashley Cline

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,314.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 423498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423498	$1,600	$1,600	12.53%	1.00%	July 13, 2009	July 19, 2012	July 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423498. Member loan 423498 was requested on July 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Reliance Fire Protection	Debt-to-income ratio:	2.98%
Length of employment:	3 years 1 month	Location:	Ellicott City, MD

Home town:	Ellicott City
Current & past employers:	Reliance Fire Protection
Education:	CCBC

This borrower member posted the following loan description, which has not been verified:

loan is for consolidation of debt

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,375.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any more information on what types of loans you are attempting to consolidate? Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Reliance Fire Protection? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Iam consolidate 2 loans. one is from tower federal credit union for 800, and the other is 800 personal loan from my father. I do presentally have and auto loan for 25,000. yes i do have a savings account threw my union.

Member Payment Dependent Notes Series 423525

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423525	$9,200	$9,200	15.68%	1.00%	July 13, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423525. Member loan 423525 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Intralearn Software Corporation	Debt-to-income ratio:	12.98%
Length of employment:	5 years 7 months	Location:	Mapleville, RI

Home town:	Providence
Current & past employers:	Intralearn Software Corporation, RI Refrigeration Supply
Education:	Bryant University, Clark University

This borrower member posted the following loan description, which has not been verified:

Thank you for your consideration. I am requesting this loan to consolidate my credit cards that were used mostly for a remodeling project of a camp house that I own. I believe that this loan will simplify the managing of my monthly requirements. I have a secure job as a asp.net software developer and am confident that I would be a sound investment. Besides my personal intregrity will not allow me to default on a loan.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	62
Revolving Credit Balance:	$16,651.00	Public Records On File:	0
Revolving Line Utilization:	63.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 423543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423543	$12,250	$12,250	11.26%	1.00%	July 10, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423543. Member loan 423543 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,208 / month
Current employer:	Booz Allen Hamilton	Debt-to-income ratio:	9.38%
Length of employment:	1 year 2 months	Location:	Arlington, VA

Home town:	Virginia Beach
Current & past employers:	Booz Allen Hamilton
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

used available personal credit to self-finance upcoming short sale on residence that plummeted in value; need loan to get out of the remaining debt. My credit is very good but would be even better without this one-time circumstance. hoping someone rewards my taking responsibility for my own mortgage and helps me to rebuild my life; I did everything I could to do the right thing by avoiding foreclosure and shorting the mortgage company, and believe this adds to my appeal as a good credit risk. If I didn't do it to them while everyone else was doing it, I won't do it to you.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,833.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for taking responsibility. When are you scheduled to close on the short sale? How confident are you that the sale will be completed? What happens if the sale falls through? Will you own or rent after the sale? Your file lists a revolving credit balance of $39.8k. How will the $12.2k requested here be used against that balance? I would appreciate if you would work with Lending Club to get your income verified. Thank you and I wish you the best of luck	I am scheduled to close within 60 days, and am very confident that it will go through. I have a non-contingent buyer who is pre-approved, loves the house, and is putting nearly 50% down in cash. Since I am financing the loss and this is not a short sale involving the bank, it is an especially attractive purchase in today???s market as there are no bank negotiation issues to deal with. In addition the home has already passed the inspection (per the contract), and I purchased a home warranty for the buyer. The $12k is the shortfall needed for me to close. Once the home is sold I will use the substantial savings I have each month from downsizing to power down the $39k. I have already negotiated low interest rates on those accounts, and will likely be able to further favorably consolidate them after closing.

Member Payment Dependent Notes Series 423555

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423555	$5,000	$5,000	12.53%	1.00%	July 14, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423555. Member loan 423555 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,167 / month
Current employer:	Waste Management	Debt-to-income ratio:	19.14%
Length of employment:	2 years 1 month	Location:	HOUSTON, TX

Home town:	Houston
Current & past employers:	Waste Management
Education:	Texas Southern University

This borrower member posted the following loan description, which has not been verified:

To whom it may concern: I am writing to express my need for a small loan. I am currently seeking a loan in order to pay off the largest account listed on my credit report. This account is my HSBC KAWASAKI credit card. I have discussed selling the motorcycle on this account to Team Mancuso Sports for the valued price. In order to get the title cleared and given to Mancuso I must have the rest of the pay off money in hand. When this account was opened, I was mislead to believe certain positive details that were definitely not true. This account ended up being very expensive and I have done my best to take full responsibility and pay this debt, but I am looking to reduce my debts and I am in serious need of your help. I feel as though I am a very responsible individual. As listed on my credit report, I have NEVER made a late payment on any of my debts and do not plan on ever doing so. I am very adamant about making sure my bills are paid and on time. When I saw the offer for this loan I knew without a doubt that this was an offer I could not pass up. This is definitely something that I can afford. I would greatly appreciate any assistance you can offer me for this serious matter. Thank you for your time. Angela Fernandez

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,876.00	Public Records On File:	0
Revolving Line Utilization:	77.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how much of the 20k you owe on cards is the ksbc kawasaki balance? how much are you selling the bike for?	The remaining balance on the HSBC KAWASAKI account is 11, 500.00. I have been offered 6,500.00 for it and the remaining balance would have to be paid off by me.

Member Payment Dependent Notes Series 423556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423556	$7,000	$7,000	9.63%	1.00%	July 13, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423556. Member loan 423556 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	Civetta Cousins JV	Debt-to-income ratio:	24.59%
Length of employment:	3 years 8 months	Location:	Rochelle Park, NJ

Home town:
Current & past employers:	Civetta Cousins JV
Education:	Seton Hill University

This borrower member posted the following loan description, which has not been verified:

I have roughly $5000 in debt on one of my credit cards and they recently raised the rate sky high. I would like to use this loan to pay off the debt at a lower rate. I have 2 other credit cards. One with a balance of $0 and another with a balance of $3000. I also have one year left on a personal loan i took out last year and the monthly payment is $240. I was leasing a car but my lease was up last month so that eliminates a monthly payment. I was fortunate enough to be given a car for cheap. Other than that my only monthly bills are a $40 gym membership and $75 cell phone bill.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,082.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How do you feel about your job stability?	Excellent. I have absolutely zero worries of me losing my job anytime in the future unless its on my own accord.

Member Payment Dependent Notes Series 423658

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423658	$4,000	$4,000	12.53%	1.00%	July 14, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423658. Member loan 423658 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Kids II	Debt-to-income ratio:	1.07%
Length of employment:	3 years 7 months	Location:	ATLANTA, GA

Home town:	San Salvador
Current & past employers:	Kids II
Education:	Savannah College of Art and Design

This borrower member posted the following loan description, which has not been verified:

don't know what to put here.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,332.00	Public Records On File:	0
Revolving Line Utilization:	19.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Kids II? Is this loan to purchase a car or to repair one? Did you immigrate or do you plan to return to El Salvador? Are you living with family?	I'm an Industrial Designer at Kids II. I design toys. I want to buy a second car. But I want to be able to choose my car from any private party not from a dealer. I have been in the US for 7 years legally and I'm planning on staying. I have no family in the US.
Have you already selected the car? If so, how far will this $4K loan go towards the total purchase cost?	The selling price of the car is $4k. Its from a friend.
Can you verify your income with lendingclub	I can verify my income but I've never done it through lendingclub. I can do it if you tell me how.
Hello, Can you tell me how much your rent payment is, and how many dependents you have? Thanks	rent is $468 a month. I have no dependants.
What is the purpose of a second car?	Its not a second car really, the engine on my car blew and it will cost me around $4k to change the engine but I can also buy a car from my close friend for $4k. Its either I fix mine or buy the other.

Member Payment Dependent Notes Series 423668

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423668	$10,000	$10,000	11.26%	1.00%	July 13, 2009	July 21, 2012	July 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423668. Member loan 423668 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Capital One	Debt-to-income ratio:	12.24%
Length of employment:	2 years 1 month	Location:	Tampa, FL

Home town:	Miami Beach
Current & past employers:	Capital One
Education:	University of Central Florida, The University of Tampa

This borrower member posted the following loan description, which has not been verified:

I am very responsible with my bills. I have always paid on time and will pay on time in the future. My credit score is a really important aspect of my life. I will use the personal loan to pay off some debt. It would be much easier having one monthly payment. Paying this loan won't be a problem since I've used and paid off a personal loan in the past.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,483.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any more information on what types of loans you are attempting to consolidate? Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Capital One? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I really do appreciate your consideration. I am trying to get the loan to pay off two credit cards that have decided to raise my interest rate for no reason. I know that banks are starting to do this with the struggling economy. I have student loans that have always been paid on time. I also have a savings account, but I keep that just in case an emergency may arise. I am a risk manager at Capital One. I deal with delinquent accounts. If needed, I am willing to verify my income. Thank you so much for your time.

Member Payment Dependent Notes Series 423711

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423711	$3,000	$3,000	7.68%	1.00%	July 8, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423711. Member loan 423711 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Square D	Debt-to-income ratio:	8.78%
Length of employment:	3 years	Location:	Livermore, CA

Home town:	Livermore
Current & past employers:	Square D, Graybar Electric
Education:	Las Positas College

This borrower member posted the following loan description, which has not been verified:

I was just need to consolidate a few credit cards. If the interest rate is right, this would could be a better option than consolidating on one card. Excellent credit history.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,211.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 423720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423720	$2,400	$2,400	9.32%	1.00%	July 9, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423720. Member loan 423720 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Silicon Valley Bank	Debt-to-income ratio:	9.00%
Length of employment:	1 year	Location:	Fremont, CA

Home town:	Denver
Current & past employers:	Silicon Valley Bank, HomeAmerican Mortgage, ComUnity Lending
Education:	Arapahoe Community College

This borrower member posted the following loan description, which has not been verified:

I am about 10 grand in credit card debt and would like to refinance at least one of the cards so I'll have a lower rate. While I am certainly not hurting for cash, it would be nice to have at least a little extra cash that could go for paying down the other card.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,379.00	Public Records On File:	0
Revolving Line Utilization:	69.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there, I was just wondering why you don't request a loan for more of the balance? Cheers!	Because I'm trying this out for the first time, and I didn't want to get my hopes up that the entire amount would be funded. If all goes well and the amount I'm asking is funded, I might try this out again for more.
Thanks for the quick response! If you have everything verified, you should have no problem what so ever. This loan is almost 50% of the way to being funded. Thanks again.	Yes, I'm really amazed at this process so far and how quickly things are moving. Have a wonderful day.

Member Payment Dependent Notes Series 423778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423778	$4,000	$4,000	11.89%	1.00%	July 13, 2009	July 17, 2012	July 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423778. Member loan 423778 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	NYC DOE	Debt-to-income ratio:	12.91%
Length of employment:	2 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	NYC DOE
Education:

This borrower member posted the following loan description, which has not been verified:

Seeking an unsecured personal loan. Will be paid in August.

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	8
Revolving Credit Balance:	$24,671.00	Public Records On File:	0
Revolving Line Utilization:	66.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you mean by "Will be paid in August"? Are you planning on paying this loan off next month? Can you also comment on your delinquency 8 months ago please?	I will start paying in August. It was not a delinquency. It was a mistake that should be cleared up soon. I paid a credit card as one payment when I should have made two separate payments, one to retail and one to Visa. Thanks.

Member Payment Dependent Notes Series 423840

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423840	$3,450	$3,450	8.00%	1.00%	July 9, 2009	July 17, 2012	July 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423840. Member loan 423840 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	Continental Airlines	Debt-to-income ratio:	21.60%
Length of employment:	3 years 7 months	Location:	Humble, TX

Home town:	Muncie
Current & past employers:	Continental Airlines, Sigma-Genosys
Education:

This borrower member posted the following loan description, which has not been verified:

Hi, I'm going to be using this money to pay off a credit card at a lower interest rate. I make all of my payments on time. I have a steady job and also an online business. I need to lower this interest rate so I can better my financial situation. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,245.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi I have a few questions. Why such a low loan amount when your outstanding credit balance is over $22K? Do you plan any major purchases soon, such a buying a home?	Just because for now, I just want to pay off my Chase card who are raising the interest rates on almost all their cardholders. I don't plan any major purchases in the future. I wanted to see how this amount worked out being funded before I possibly pay off the higher balance with another loan in about six months from Lending Club. I understand your asking this question, but no, no major purchases in the future!

Member Payment Dependent Notes Series 423859

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423859	$6,000	$6,000	15.05%	1.00%	July 13, 2009	July 17, 2012	July 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423859. Member loan 423859 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,389 / month
Current employer:	Department of Justice (DOJ)BOP	Debt-to-income ratio:	11.58%
Length of employment:	20 years 7 months	Location:	dublin, CA

Home town:	Redwood City
Current & past employers:	Department of Justice (DOJ)BOP, FCI Dublin Ca, Federal Bureau of Prisons, Federal Correctional Officer
Education:	California State University-Long Beach (CSULB), Saddleback College, Orange Coast College, Santa Ana College

This borrower member posted the following loan description, which has not been verified:

This money loan is to be used as a downpayment on a Starter Townhouse or condo as it is the first home I have ever bought in my life.I am a 50 year old single male who has worked for the federal government,Bureau Of Prisons,for twenty years and seven months as a Correctional Officer,supervising incarcerated federal felons,so they do not escape,kill or harm me,or kill or harm each other.I am a man of high moral character,who has been employee of the federal government for over 20 years working hard in a federal prison,I would love to have a piece of the "American Dream" of home ownership.I have a good credit rating,Own my Car outright,pay all of my bills on time,I will also be responsible to pay this loan back in full and on time.Please Help me attain a lifetime goal of home ownership.Thank You for allowing me to explain my situation.

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,518.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
IN your 20+ years being single and renting, have you set aside any funds?	Yes I have set aside some "funds"in the last 20 years for the purchanse of my piece of the "American Dream"as well as my 401 K retirement plan I have automatically deducted every two weeks from my payroll check from the government.The problem I am facing is in the ability to draw from my "nest egg" 401K retirement plan from work is that I will be double taxed on any "withdrawals" I make from this account immediately after I withdraw the money,this from all I have read makes little financial sense to do this.With the 20,000 I requested I will have about 20 % to put down for the purchanse of an average "starter " townhouse or "condo" in the northern california area where I live.Thank You for giving me this opportunity to explain my situation.
Check with your CPA. I believe there is a one time $10K that you can take out without penalty from your 401K.	I did check with my CPA concerning this withdrawal,He said every penny would be taxed twice,I saw no real financial sense to do this at this time.Thank You for letting me explain my situation.
I suggest you have the Lending Club verify your income; this will encourage lenders to fund your loan.	The lending club has in fact verified my income already, ftom my government job,Thanks for the question.
Hi; you answered above that you reqested $20000.00 for the 20% down were is the differance of $14000.00 comming from? ($20000.00 less $6000.00 lending club)	It is coming from a fund I set aside several years ago.I am also going to get some money from my family to cover the downpayment.Thank You for your question.
Have you considered borrowing from your 401K instead of withdrawing from it? The interest rate for borrowing from 401K should be much lower than 15%. I believe you should qualify to borrow from your 401K especially since it is for the purpose of purchasing a home.	Thank You for the Question,Yes I have considered this option,But my CPA suggested that it is not a wise idea to do this based on the fact that anything that I borrow from my 401 K is going to be taxed twice,not a wise decision financially by me at this time.
Your CPA is wrong then. You should read http://www.investopedia.com/articles/retirement/08/borrow-from-401k-loan.asp and at the bottom it addresses the double-taxation myth. The loan amount is not taxed, the loan payments are not taxed, and only the interests are taxed as they are income to you (although you are paying those interests to yourself).	Thanks for the update,I will check out this valuable information,Thank you for this valuable link.

Member Payment Dependent Notes Series 423930

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423930	$3,000	$3,000	9.63%	1.00%	July 8, 2009	July 17, 2012	July 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423930. Member loan 423930 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Christus Santa Rosa Childrens Hospital	Debt-to-income ratio:	16.86%
Length of employment:	13 years 2 months	Location:	Converse, TX

Home town:	Ontario
Current & past employers:	Christus Santa Rosa Childrens Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

I am from Canada and my husband and I live in Texas with our three children. It's been three years since we have been home to see my family. Our plan is to fly to Detroit and rent a minivan and drive into Ontario. This is far cheaper than flying directly into Toronto as long as you don't mind the 6 hour drive. And you still have a vehicle to get around in while you are there to boot. We already have paid for the airline tickets. However, this last week, the bank lowered our available credit on the card we had planned on using to rent the minivan to just $100 above the current balance. We now have no way to pay for the rental and have no way to continue our planned trip. I hesistate to call this a dream vacation, because we have no plans other than visit my family. We are staying with relatives the entire time (less than 3 weeks) and have no other expenses besides a few groceries and gas. Nothing expensive or exotic, just an opportunity to visit important people like my 90 year old grandmother and my sister-in-law with cancer and let everyone see the grandchildren. It is unlikely that we can make this trip again for years and I really needs to get home and see my family. $1500 of the loan will go towards the rental, and the remainder is a cushion for any other travel suprises. Should everything go smoothly, we will put the remaining money on any existing debt. My husband is a stay-at-home dad, doing work part-time from home and can pay this loan back on his wages in a timely manner. However, I am a pediatric oncology RN with over ten years at the same hospital and earn enough that we want to pay this loan off much sooner. We do have old debt on closed credit cards, a sensible mortgage, and less than one year left on a car loan - otherwise we would be more flush with cash. We are sensible, practical. We pay our debts over time, but we do pay them. We had some expensive medical bills in the past which we paid for, but they did cause a few bumps along the way. I just want to see my family. Thank you for your time.

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,089.00	Public Records On File:	0
Revolving Line Utilization:	78.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 423935

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423935	$6,000	$6,000	9.32%	1.00%	July 8, 2009	July 17, 2012	July 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423935. Member loan 423935 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,815 / month
Current employer:	Impax Laboratories	Debt-to-income ratio:	4.06%
Length of employment:	3 years 1 month	Location:	Hayward, CA

Home town:
Current & past employers:	Impax Laboratories
Education:	New Jersey Institute of Technology

This borrower member posted the following loan description, which has not been verified:

Hi, I am trying to consolidate my loans.

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,307.00	Public Records On File:	0
Revolving Line Utilization:	12.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any more information on what types of loans you are attempting to consolidate? Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Impax Laboratories? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Halo, I have a car loan (USD 3500) @ 7.7 % APR, a credit card simple interest loan (4500) @ 2.99 % promotional APR for 5 years, another credit card loan for 400 @ 8.5 % APR and a private student compound interest loan (6000) at 16.00 % APR. As you can guess, i am trying to get rid of the compound interest student loan through the loan i get from lending club. I have finished my studies in Dec 2004. I work as an associate scientist, to develop pharmaceutical drugs. we develop novel formulation technologies. I have been working in this company for the last 3 years. Yes, I do have an emergency fund (Presently 1200 and will keep adding 200 per month to this fund). yes, I sure can verify my income with lending club. Pertaining to this loan, I intend to pay it off in the next 12-18 months. Thank you for your consideration .
Hello. What is our current required monthly payment for your student loan? Additionally will you explain the recent credit inquiry on your credit histroy. Will the inquiry result in additional debt? Thank you and good luck.	Halo, As mentioned, the student loan is a private compound interest loan. The private lender wants me to pay USD 600 per month and try to clear the loan in a year. I am finding it difficult to pay USD 600 per month. Hence, i want to take this loan and pay USD 192 per month for 3 years. I intend on clearing this loan as soon as I can. preferably 12-18 months. As mentioned, the only debts I have Credit card No.1 USD 4550 @ 2.99 % Promotional APR for 5 years. Credit card No.2 USD 400 @ 8.50 % APR Car Loan USD 3500 @7.7 % APR (15-18 more monthly installments left) I donot intend on taking any other loans other than that from lending club. I think the recent credit inquiry is from AT&T when they were installing our home internet,phone service. So, the recent inquiry will not result in additional debt. Thanks for your consideration.

Member Payment Dependent Notes Series 423965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423965	$2,100	$2,100	12.21%	1.00%	July 8, 2009	July 17, 2012	July 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423965. Member loan 423965 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Grayline of Seattle	Debt-to-income ratio:	19.35%
Length of employment:	3 months	Location:	Renton, WA

Home town:	Redmond
Current & past employers:	Grayline of Seattle, Vermilion Restaurant, University of Utah, Western Washington University, Taos Spa and Tennis Club
Education:	University of Utah

This borrower member posted the following loan description, which has not been verified:

Hello! I am a professional dancer who is undergoing a comprehensive Pilates Certification. I moved from New York City to Seattle to live at home with family during this course to minimize my living expenses because the course does not allow me to work a full-time job. My plan is to be able to become much more financially stable while continuing my dance career. I know many professional dancers who are financially comfortable as Pilates Instructors, and a number of them encouraged me to follow this line of vocational education. I have a wonderful resume that will serve me well in my job search when I finish my certification. I have experience teaching group fitness, and college-level dance courses. I also have a Master's degree in Modern Dance. As a professional dancer, there is nothing more important to me than the opportunity to provide myself meaningful, stable work that interrelates to my artistry. This education means a lot to me! My Pilates Certification will allow me to make much greater wages, and will help me to become financially stable. Therefore, the loan will allow me to undergo the education necessary to put me in a strong position to pay back the loan. Currently, I am in good standing paying back my graduate student loans. My only other credit obligations include an approximate 2600 credit balance that I am currently paying off at two low rates a 6% rate, and 7.3% rate. I have been steadfastly paying those cards down toward my 0 balance goal since 2007, cutting my credit card balances in half since then. My loan will cover the $1400 remaining balance for my Pilates Certification and $700 of my relocation costs. I am already 1/2 way through the coursework, and have already invested $2000 of my own money in tuition for the program. As for my relocation, I moved from New York City to Seattle to live with family for the summer while I complete the certification in order to reieve myself of rent obligations while I take the coursework. I am not able to work full time until the end of August. Upon completion of the course, I will relocate back to New York, where my dance career is in full swing (two new dances of mine will be shown in major shows in the Fall). To give you an idea of my work as an artist/ who I am, please see my Artist Bio below: Graduated from Western Washington University in 2004, Lindsey went on to dance with Khecari Dance Theatre, and then to the University of Utah where she received her MFA. In 2008, she moved to New York, where she has shown work and performed at the New York International Dance Festival, Chen Dance Center's Newsteps Dance Series, and Dance New Amsterdam. She has shown her work in Vienna, Austria and Budapest, Hungary as well at Im_Flieger Vienna and the Solo/Duo Festival in Hungary. Lindsey was also a Graduate Research Fellow at the University of Utah, and was given a stipend for a full year of international research in the Balkans, interviewing politically and economically displaced dancers of the Balkan region. Lindsey co-directs GoGoVertigoat Dance Project (www.gogovertigoat.org). They have shows upcoming at BoCoCa Arts Festival in Brooklyn, Dance New Amsterdam's fall Raw Material, and Movement Research's Judson Church. You can find reviews of their work at: http://www.idanz.net/blog/view/id_223/title_Dance-Review-Emerging-Talent-Enthralls-at-Chen/ http://www.danceinsider.com/f2009/f0521_2.html

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1972	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	37
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 423983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423983	$10,400	$10,400	9.32%	1.00%	July 13, 2009	July 17, 2012	July 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423983. Member loan 423983 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,142 / month
Current employer:	NYU Langone Medical Center	Debt-to-income ratio:	6.30%
Length of employment:	2 years	Location:	Henryville, PA

Home town:	Linden
Current & past employers:	NYU Langone Medical Center, Prudential Financial
Education:	Morgan State University

This borrower member posted the following loan description, which has not been verified:

Credit card debt consolidation

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,307.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Are you willing to briefly explain why your credit card debt is so large? Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at the NYU Langone Medical Center? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Most of the CC debt is for house-related purchases. Only debt is mortgage $296k, home equity line of credit $30k, and CC debt $13k; no student loans or car loans. Internal Auditor for NYU Langone Medical Center. Very little after-tax savings; only 401k/403b savings ($65k). Willing to verify income with Lending Club.
Are you using this money to pay off your CC debit or home equity line?	The loan will be used to pay off credit card debt only.

Member Payment Dependent Notes Series 424008

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424008	$4,400	$4,400	8.00%	1.00%	July 8, 2009	July 17, 2012	July 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424008. Member loan 424008 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,750 / month
Current employer:	Wal-Mart DC 7033	Debt-to-income ratio:	10.76%
Length of employment:	4 years	Location:	Apple Valley, CA

Home town:	Orange
Current & past employers:	Wal-Mart DC 7033, Casa Colina
Education:	Life Pacific College

This borrower member posted the following loan description, which has not been verified:

Good Day! My wife and I are both hard working individuals, both age 27, and both wanting help to fight an outrageous APR on one of our monthly bills. We recently were able to buy a house and get a good interest rate, pay off a 2004 Honda Civic, and make strides towards lowering our monthly bills as we are planning on having a baby soon. I am working my way up at work so that my wife can eventually stay at home to raise our child or children. Please help us in completing our goals. Thank you so much, Nathaniel and Jennifer Schlenz

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	74
Revolving Credit Balance:	$433.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I see only a revolving credit balance of $433 listed. What else would the money be used for?	We decided to purchase a time share because time away from our jobs is important to us. Once we pay it off we will own it and have access to a lot of places to stay in the world. The only catch was their interest rates were horrible. Currently we are paying 19.5% interest on over $10,000 :( We have $6,000 saved just need 4,400 to pay it off. It will save us quite a bit of money per month. Thanks for your question, Nathaniel and Jennifer Schlenz
What is your outrageous monthly bill with an APR when only $400 is listed as outstanding revolving balance?	We decided to purchase a time share because time away from our jobs is important to us. Once we pay it off we will own it and have access to a lot of places to stay in the world. The only catch was their interest rates were horrible. Currently we are paying 19.5% interest on over $10,000 :( We have $6,000 saved just need 4,400 to pay it off. It will save us quite a bit of money per month. Thanks for your question, Nathaniel and Jennifer Schlenz

Member Payment Dependent Notes Series 424206

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424206	$1,500	$1,500	12.84%	1.00%	July 10, 2009	July 20, 2012	July 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424206. Member loan 424206 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,617 / month
Current employer:	Christmas tree shops	Debt-to-income ratio:	23.09%
Length of employment:	1 year	Location:	PAWLING, NY

Home town:	pawling
Current & past employers:	Christmas tree shops, Toys R Us
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to Put all my small debts onto one to make paying one amount , also to have a little extra to go on vacation . I have a fair to good credit history and almost always pay my bills on time .

A credit bureau reported the following information about this borrower member on July 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,698.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 424281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424281	$14,700	$14,700	9.63%	1.00%	July 14, 2009	July 20, 2012	July 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424281. Member loan 424281 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,833 / month
Current employer:	cleveland plain dealer	Debt-to-income ratio:	4.71%
Length of employment:	2 years 7 months	Location:	strongsville, OH

Home town:	Detroit
Current & past employers:	cleveland plain dealer, Pace & Partners
Education:	Western Michigan University

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to acquire an established locksmith business in a densely developed neighborhood. This has been a neighborhood business since the 1960's. Included is the turn-key business that caters to local landlords and auto dealers and the mixed-use real estate that consists of a retail store front and a residential bungalow house. The requested loan amount is 10% of the business aquisition price. I have the same amount in reserves for emergency use.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	17
Revolving Credit Balance:	$3,629.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you give up your current job and work in the business full time?	My husband is giving up his appraisal practice as the government has over-regulated the industry into a state of chaos. He will work the business full time and expand on its service coverage to include emergency road service. The lock business, as it is now, has room for improvemnt by way of internet advertising and we will contract with AAA. We are buying the business from an older man who is retiring. I will retain my postion at The Cleveland Plain Dealer. I carry the benefits for the family.
A few questions - Your credit report is showing a delinquency 17 months ago. Please elaborate. Also, in general terms, what do you do at the newspaper? (That is what Cleveland Plain Dealer is, isn't it?) Your residence - Own, buying, rent? (The reported "n/a" tells me nothing.)	I don't have a copy of my credit report, I can only see what you see, so I am not sure. I went through a divorce a couple years ago and am now re-married. My ex-husband has had credit problems, so it may be related. My work at the paper is in outside ad sales. I have an assigned terratory. There is a base pay and a commission structure. We own the house we live in. There is about 9 years left on the mortgage. We are in a good equity position, despite the current market conditions. I have been asked by the 'club' to submit pay statements and a utility bill with my name and address on it; they are forthcoming.
Does your husband have any experience in the Locksmith business? I have a Locksmith business in Marylnad and I am interested in funding your loan.	He has been working at the shop as an apprentice for a couple of weeks. The sellers are staying on for six months and will be accessable after that. We also ordered the "Locksmith Video School" course.

Member Payment Dependent Notes Series 424370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424370	$4,000	$4,000	7.68%	1.00%	July 9, 2009	July 20, 2012	July 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424370. Member loan 424370 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,272 / month
Current employer:	Assurant Inc.	Debt-to-income ratio:	18.07%
Length of employment:	8 years 8 months	Location:	Lees Summit, MO

Home town:	Kansas City
Current & past employers:	Assurant Inc.
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

I will be using this loan to re-tile my master bathroom. My house is 15 years old and certain items are in need of updating. I have a very good credit rating and have worked at my current job for almost 9 years. I would rather get a small loan than to take my savings too low. I intend to pay this loan off early.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,832.00	Public Records On File:	0
Revolving Line Utilization:	6.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Have you already selected a contractor to do the work? And, when are you planning on having the bathroom remodeled? Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Assurant Inc.? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have a contractor lined up that I want to do the work. We received 3 bids and I believe he will do the best work. I have already bought all the materials needed. I plan on having the contractor start in the next couple of weeks or whenever I get funded. I have 1 car loan that I owe another 1 1/2 years on but no student loans. At Assurant I am a pre-sale underwriter. I basically underwrite group insurance (life, long term disability, short term disability, dental). I have a savings account and also accounts with Scottrade. I have about 6 months living expenses in stock I could cash out if needed. I actually have 2 shares of Berkshire class B stock, but prefer to hold instead of selling in order to do the remodel. I would be willing to verify my income with Lending Club if needed.

Member Payment Dependent Notes Series 424384

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424384	$3,500	$3,500	9.32%	1.00%	July 9, 2009	July 20, 2012	July 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424384. Member loan 424384 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	McTish, Kunkel and Associates	Debt-to-income ratio:	16.92%
Length of employment:	8 months	Location:	Monroeville, PA

Home town:
Current & past employers:	McTish, Kunkel and Associates
Education:	West Virginia University

This borrower member posted the following loan description, which has not been verified:

Hello, Please help me out temporarily so I can pay off a bank overdraft protection credit line and a credit card. I planned to take care of these accounts for some time, but there were couple unexpected financial obligations I had to take care of. I am very motivated to pay this loan back in a proper manner ahead of the three years. I have a stable job and very promising future as a structural engineer. Any questions you may have, please don't hesitate to ask.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,160.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - How soon do you plan on paying this loan off? Note that early payoff isn't attractive to investors since little interest is made. Also, loans paid off very early actually end up costing lenders money due to the way fees are paid. Good luck with your loan. Art	That is a good point. I do not plan to pay it off too soon, since the monthly payments are not concerning at all and the interest rate is reasonable as well. Definitely not sooner than two years or so. Thank you for your question.
I would like to help fund your loan, but have a few questions. Can you specify the amounts and interest rates on the loans you are attempting to consolidate? Do you have any other outstanding debts, like a car loan or student loans? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I own half of a property in Europe valued around $50,000. I also have a 401K plan, and although nowadays that would not mean too much, but since I started it on the bottom, my return rate has been around 18%. One debt I would like to take care of is an overdraft protection credit, I am not sure about the interest on it, it comes out $40 a month. The other one is a creditcard with 19% interest and the third one is another creditcard with a jeweler with monthly payments of $75. I do have a car loan, monthly $552 and two student loans for $186 monthly. That is pretty much it, I appreciate your question.
Can you verify your earnings? Thanks.	I will certainly do so, thank you for your intent of investing in me.

Member Payment Dependent Notes Series 424568

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424568	$3,000	$3,000	13.16%	1.00%	July 9, 2009	July 20, 2012	July 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424568. Member loan 424568 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,095 / month
Current employer:	n/a	Debt-to-income ratio:	0.56%
Length of employment:	n/a	Location:	BENTON CITY, WA

Home town:	Prosser
Current & past employers:	Silver Lake Winery
Education:	At Home Professionals, Yakima Valley Community College

This borrower member posted the following loan description, which has not been verified:

I need the loan to finish up a remodeling job that I started on my new home. I have covered the costs of new flooring and paint but, need a little more to wrap things up. About half of the loan will also go toward my education. I am currently taking a course with an online college for medical transcriptionist. I can really use a the money to help finish up the home and remove that stress. I believe that I am a good canidate because, I have never been late on a payment with any of my other creditors. I take great care in maintaing and improving my credit standing. Thank You for your time, B. Morris

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,672.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Would you please let us know what do you do for a living that makes you the $4,095 gross income/month? There is no employer or length of employment listed for you. 2) Are you self employed or on a salaried job? If self-employed, is the income listed gross or net?	That is my net household income. I work at home doing online sales, child care and am currently attending an online college to become a medical transcriptionist. I have added in the amount of rent I charge my roomate as I have no house payments and they will also be benefiting from the repair work done to the home.
Are you currently unemployed? What is your source of income? Lenders look more favorably on a loan when they can see steady income from which the loan can be repaid.	Please check back at my loan page as I have received a question pretaining to this very same topic. I hope that the information will answer any of your questions. However, if it does not please feel free to contact me.
Verify your income with Lending Club. If you're not sure how contact them and ask.	I thought I had already. I went through a verification process once already and it said it takes 1 to 2 buisness days. Today is the first buisness day so I am thinking it may not show up just yet. If I did something wrong I will try to contact them tommarow and find out what I did wrong.
Do you have any emergency savings and how will loan impact your current cash flow?	I have a small emergency savings but, I have already used some of it for home repairs. Some of the repair work had to be done before myself and my roomate moved in. I have checked and rechecked over my current bills and current cash flow to figure out what I would be able to handle before I applied for any loan. I will be able to make all of my payments on time including the current loan. The only true effect that it will have is I will have less mad money for a few months. I am more than ok with that outcome.

Member Payment Dependent Notes Series 424617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424617	$5,000	$5,000	10.95%	1.00%	July 13, 2009	July 21, 2012	July 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424617. Member loan 424617 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,125 / month
Current employer:	CA Inc.	Debt-to-income ratio:	15.75%
Length of employment:	13 years 7 months	Location:	BALTIMORE, MD

Home town:	Baltimore
Current & past employers:	CA Inc., Nations Bank/Maryland National
Education:

This borrower member posted the following loan description, which has not been verified:

Wedding expenses - reception, photographer, band (DJ), etc. I have always paid my loans on time. Whatever amount is left will go towards repayment of the loan.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,267.00	Public Records On File:	0
Revolving Line Utilization:	67.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$34,267.00 is a lot of credit outstanding, why so much? You say you make $109,000.00 a year and you need to borrow 5k? Where or what do you have for savings?	Majority of the credit card debt is from a Chase low (3.9% and 4.9%) rate ???for life of loan??? which made sense at that time to consolidate car and educational loans. See http://credit101.wordpress.com/2009/06/29/chase-increases-credit-card-minimum-payment-requirement/ which describes my dilemma. So I???m paying it off ASAP but can???t afford to do that and the wedding. Unfortunately almost all my savings is tied up in 401K plan and I???m trying to find an alternative of remortgaging. This loan will be used for the wedding only and any remaining amount will used to repay this loan.

Member Payment Dependent Notes Series 424804

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424804	$12,000	$12,000	11.58%	1.00%	July 14, 2009	July 21, 2012	July 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424804. Member loan 424804 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	UPS	Debt-to-income ratio:	13.89%
Length of employment:	11 years 5 months	Location:	mesa, AZ

Home town:	San Francisco
Current & past employers:	UPS, US Navy
Education:

This borrower member posted the following loan description, which has not been verified:

the reason im applying for this loan is that, Im trying to have just one payment. Instead of having different. I will payoff some credit cards that i seem that i cant get balance down. It would help me so much. What makes me a good candidate, is that i dont miss payments. Im always on time. I have a reliable job. For I am a UPS driver. I just really need some help. Thank you.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,636.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit cards balance is $7636 per your credit report. What do you plan to use the balance of the $12,000 for?	Type your answer here. To pay off credity cards and to pay off a loan I have with a not so good rate. trying to cut down on making different payments. hope that helped. thank you

Member Payment Dependent Notes Series 424898

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424898	$6,400	$6,400	9.63%	1.00%	July 13, 2009	July 22, 2012	July 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424898. Member loan 424898 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Progressive Technology, Inc.	Debt-to-income ratio:	21.01%
Length of employment:	1 year	Location:	HILTON HEAD ISLAND, SC

Home town:	Carpentersville
Current & past employers:	Progressive Technology, Inc., Scott's Fish Market
Education:	University of Illinois at Urbana-Champaign, University of Rhode Island (URI)

This borrower member posted the following loan description, which has not been verified:

We are picking the ring out together right now... buying it locally on Hilton Head Island, SC at a mom and pop jewelry shop that does not have in-store financing. I have some money to put towards it, and I have credit cards with room, but if I can get a better rate here that would make things easier. I just finished paying off one school loan that I was putting about $300/mo towards, so I have at least that much available. Also, since I have cash available I will most likely not use the entire $8000 requested... once we pick out the ring and purchase it much of that money will be put directly back into the loan. Thank you very much for your consideration!

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	51
Revolving Credit Balance:	$2,210.00	Public Records On File:	0
Revolving Line Utilization:	11.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
An advice for future is to request as much money as you need, but not more. Because of the Lending Club fee structure if you simply round trip the money in a very short term both you (borrower) and us (lenders) will be down 1% each. Only LC wins 2% in that case and investors lose which is not what we came here for.	Thank you, I hadn't thought of that. It is my first time here, and I appreciate the feedback. I did actually originally request $8000, and then pulled that figure down to $6400 once I realized what I had available from other sources. The vast majority of the money obtained here will be put into the ring and the balance will be paid off according to the schedule. Thanks again for the help!

Member Payment Dependent Notes Series 424922

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424922	$3,600	$3,600	8.00%	1.00%	July 10, 2009	July 21, 2012	July 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424922. Member loan 424922 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	NJSEA	Debt-to-income ratio:	2.23%
Length of employment:	1 year	Location:	RIVERDALE, NJ

Home town:	Paterson
Current & past employers:	NJSEA
Education:	County College of Morris

This borrower member posted the following loan description, which has not been verified:

I have a mortgage that I always pay on time and always pay the full balance of the credit card i use each statement.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	47
Revolving Credit Balance:	$5,015.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please share with us what you are going to use this loan for?	Buy a non running vehicle to fix and resell.

Member Payment Dependent Notes Series 425000

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425000	$6,000	$6,000	9.32%	1.00%	July 13, 2009	July 21, 2012	July 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425000. Member loan 425000 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,565 / month
Current employer:	Engineering Building Systems INC	Debt-to-income ratio:	5.57%
Length of employment:	7 months	Location:	Ocala, FL

Home town:	Gainesville
Current & past employers:	Engineering Building Systems INC, Lockheed Martin Corp., Bob Evans Farms
Education:	Central Florida Community College

This borrower member posted the following loan description, which has not been verified:

I will use the money to help pay off credit card debts and to buy books for school. I currently am going to school for Information Technology and greatly enjoy this field. Also having one easy payment will help relief some stress of paying bills so I can better focus on school and work. Last semester I received a 4.0 g.p.a. and have a cumulative g.p.a. of 2.93. I work as a drafter for an engineering firm and have always made my payments being it the Electric bill to a credit card bill. My plans are to get rid of the multiple credit card bills and have one easy payment and to have a lower payment than I do now so I can save for future school/personal needs.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,143.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How can we be sure that you won't run up your credit cards to $6000 once again after receiving these funds? Many folks have gotten themselves in trouble doing that sort of thing. What are your plans to preclude this from happening?	Because I don???t plan on using my credit cards unless I budget to use them (for example; putting gas in the vehicle and groceries are already budgeted expenses I have every month so I can put that towards the credit card and then pay it off at the end of the month because it is already in the budget. This way I keep a good credit because I am using the card and paying it off at the end of the month in full.). I have learned from past experiences what not to do and I am the type of person who learns really quickly from my mistakes. If there is any other personal items that I want to purchase; I plan on saving for it and then paying for the item in full instead of using the credit card as a quick fix. I think I have done a great job so far making big payments, always on time. I just want to consolidate to get a better interest rate, and have one easy payment, not because I can???t afford the current payments right now.
Hi, are you working at that firm permanently, or is it a temporary work such as an internship? If it's a temporary work assignment there, what's the outlook for gaining employment there after graduation? Are you also a full-time student or a part-time one? If so, when do you plan on graduating? Another important questions is, what is the APR on your credit cards? And last but not least, what is your monthly budget? How much goes for rent, utilities, car payment, school, books, going out, food, clothes etc? Thanks!	Currently I am working at the firm as an internship with the possibility of it becoming a permanent employment. The firm hired me on at the request of Lockheed Martin to help with current on-going projects. I currently work full-time and almost never go under 40 hours a week, even during the school semester. I am also a full-time student, with the majority of my classes at night to not conflict with my work schedule. I plan on finishing my A.A. this fall and transfer to the University of Central Florida to get my B.S. in Information System Technology (which I plan to take entirely online, this way I can stay in Ocala, FL and not have to move/live in Orlando, FL where it cost way more to live). The APR on my credit card is 14.24% and the other one is 9.87%. My monthly budget is as follows; rent=525 but my parents pay for half as long as I keep good grades so I only pay 262.50(I received all A???s last semester), utilities(on avg)=240, truck payment=280, gas=160, school=bright futures covers(until I transfer to UCF, then it covers 75%), books=usually order off of half.com and is only a twice a year but is around 200 dollars(+ or -), food=400, misc.=100, cell phone=150, credit card 1=200, credit card 2=200. Health insurance is covered by my parents because I???m a full-time student and Car insurance is covered by my parents as long as I keep good grades, which is not a problem. On any given my month my total expense avg. 1992.50 with my income never dropping below 2200 (after taxes) each month.
How much do you pay in rent each month?	My rent payment is $525 but I only pay half of that because my parents cover the other half as long as I keep good grades through out college.

Member Payment Dependent Notes Series 425243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425243	$3,000	$3,000	11.58%	1.00%	July 13, 2009	July 22, 2012	July 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425243. Member loan 425243 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,667 / month
Current employer:	Octagon Research Solutions	Debt-to-income ratio:	15.18%
Length of employment:	6 months	Location:	Laguna Beach, CA

Home town:	Rochester
Current & past employers:	Octagon Research Solutions, Applied Knowledge, Inc.
Education:	Rochester Institute of Technology (RIT)

This borrower member posted the following loan description, which has not been verified:

To whom it may concern, I am getting married in 2 weeks and I just invested in wedding rings now I need money to cover various wedding expenses.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,072.00	Public Records On File:	0
Revolving Line Utilization:	94.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 425279

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425279	$4,000	$4,000	9.32%	1.00%	July 13, 2009	July 22, 2012	July 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425279. Member loan 425279 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Coldwell Banker	Debt-to-income ratio:	17.82%
Length of employment:	6 years	Location:	Irvine, CA

Home town:
Current & past employers:	Coldwell Banker
Education:	Cal State University Long Beach

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate credit cards

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,764.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the $24K outstanding revolving credit balance? What are the various rates of this debt and why are you only asking for $4K to consolidate credit cards with a $24K revolving balance?	One of the cards I have is at 15%. The other cards I have are at 0% which makes up the remaining balance of the 24$K
Hi. Could you explain how you managed to get credit cards for $20,000 with 9? interest? Thanks.	I don't understand your question...

Member Payment Dependent Notes Series 425290

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425290	$4,000	$4,000	12.21%	1.00%	July 14, 2009	July 22, 2012	July 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425290. Member loan 425290 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Consultant Engineering, Inc.	Debt-to-income ratio:	13.26%
Length of employment:	4 years 5 months	Location:	Phoenix, AZ

Home town:	Phoenix
Current & past employers:	Consultant Engineering, Inc., RH & Associates, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

All I want to do is to pay off my credit cards and make one payment to one place each month. I have never been late on ANY of my current credit cards.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	43
Revolving Credit Balance:	$6,172.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please explain your delinquency from 43 months ago? Also, what is it that Consulting Engr does, and what do you do for them> Regards; Art	The delinquency was from a previous lay off. I have since tremendously improved my credit score. Consultant Engineering is a construction management firm that manages all highway construction projects here in the state. I am the Project Accountant for CEI as well as our sister company Tristar, I do all of the invoicing to our clients for projects.

Member Payment Dependent Notes Series 425402

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425402	$5,000	$5,000	8.00%	1.00%	July 13, 2009	July 22, 2012	July 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425402. Member loan 425402 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,083 / month
Current employer:	University of Wisconsin-Madison	Debt-to-income ratio:	16.80%
Length of employment:	n/a	Location:	Madison, WI

Home town:	Santa Monica
Current & past employers:	University of Wisconsin-Madison
Education:	University of Rochester, University of Wisconsin-Madison

This borrower member posted the following loan description, which has not been verified:

If you have ever been skiing out west you may have heard of a company called Black Tie Ski Rental Delivery. This LLC started in Steamboat only 9 years ago delivering quality ski rental equipment right to the doors of its customers, and has now expanded to 10 other locations in North America. My business partner, Colin Fernie, and myself, Jeremy Goico, plan to open up the next Black Tie branch at Mammoth Mountain for the season starting this year. Mammoth is a beautiful, massive and much-visited ski destination that should be perfectly suited for this type of service. We have researched the location extensively, written a very thorough business plan, have started a website, mammothskis.com, that will link up to the main website, blacktieskis.com, and have placed our equipment order. We estimate that we will need 110K to get us through the first year of business and have collected 1/3 of that so far. We have been putting together an SBA loan application that we will be submitting once we get to Mammoth at the end of July and meet with the SBA loan officer out there. Already one of the most visited mountains in the country, the addition of a public airport last year and new condos, hotels and properties in the works, Mammoth should serve as a wonderful location for our business. I will be using this loan to help myself move out to Mammoth and get settled and to help pay for the construction of the website mammothskis.com

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,970.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425464

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425464	$4,750	$4,750	9.63%	1.00%	July 13, 2009	July 22, 2012	July 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425464. Member loan 425464 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	City Of Mesa Police Dept.	Debt-to-income ratio:	12.52%
Length of employment:	1 year	Location:	Mesa, AZ

Home town:	Manila
Current & past employers:	City Of Mesa Police Dept., Allied Security Service for 7 years
Education:	Cypress College

This borrower member posted the following loan description, which has not been verified:

I have found my dream house in queen creek arizona. I work full time for the City of Mesa Az. I am a single father I have good credit and was approve for a loan for our new house. The only thing thats holding me from getting my dream is a down payment I got some savings but still lucking $8000.00 for my down payments. I've always been current with my bills and the child support i get is not enought. Your help will be greatly appriciated and will be paid. Thank you!

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,070.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am a Chicago Police Officer for over 17 years and would like to know a little more about Mesa's Dept. What is the starting sallary, how long is your probation period, and how big is your department. Good luck to you I always like helping fellow officers.	Type your answer here. How you doin MachV. City of mesa is pretty nice its growing really fast and its one of the big city next to Phoenix, but unfortunatly because of the budget cut and luck of funding I'm in the waiting list. I took the exam 2 years ago past it and they offered me a job but due to not having any funding they stuck me doing communications until they start hiring again. I don't know how it works with lateral officer all i know is when i was doing some training i was training with a lateral from Kansas and his doing solo now. If you ever decided to move here let me know.

Member Payment Dependent Notes Series 425494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425494	$5,000	$5,000	16.95%	1.00%	July 13, 2009	July 22, 2012	July 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425494. Member loan 425494 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Fairmont State University	Debt-to-income ratio:	21.70%
Length of employment:	3 years 7 months	Location:	MANNINGTON, WV

Home town:	Beckley
Current & past employers:	Fairmont State University
Education:	Liberty University

This borrower member posted the following loan description, which has not been verified:

wife and I own an apartment building in Wheeling, West Virginia. We???ve owned the building for 6 years. It has 14 units. Right now we have 13 of those units rented. The building is on the national registry of historic places as a contributing structure. We have invested about $150,000 in the past two years replacing the boiler, the roof, hot water heater and tank, and the electrical service. Now we have discovered the back porches are in dire need of repair due to rot. We would like to borrow between $5K and $8K to repair and paint 12 porches and repaint the fa??ade. Currently we get and average of $675 per unit. If we improve the fa??ade and the porches we can raise the rents an average of $75 $100 per apartment. You can see pictures of our apartments at http://www.flickr.com/photos/57965578@N00/ . We would pay pack the loan from both the building???s revenues and my salary at Fairmont State University.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	19
Revolving Credit Balance:	$5,800.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
do you plan on taking full 3 yrs or paying faster?	Ideally I would pay it off before the end three years. I have some credit card debt that I would prefer to eliminate first; this would be second. Another factor that would influence my paying it off early is that we have another apartment that we would like to redo after all of the exterior work is done. It has been empty since we've had the building, and cannibalized for parts when we needed hardware or fixtures. We lose about 8K a year by not rehabbing it into a functional unit. I would like to plan for another loan as soon as feasible to remedy this situation; for my peace of mind, that would mean having several months of payments put aside to anticipate the length of time it would be uninhabited due to renovation, especially since it would likely be a significant amount. Any payoff of this loan would be contingent on first setting aside 4000 for credit card debt, 2500 for a payment cushion, and 35000 for payoff. On my salary, this normally would take a while but I'm doing some freelance as an elearning consultant (http://www.arkebyt.com/) work so I will have some disposable extras, it just remains to be seen how much.
Can you fill us in on the delinquency 19 months ago?	The one delinquency came because of a dispute with the Virginia Child Support Office. My son began living with me earlier that year and therefore child support was no longer payable to his mother. The order for child support was issued by my home state of West Virginia and state law required that my employer (Fairmont State University) withhold the child support amount. The state of West Virginia then would forward the payment to Virginia. When the child support payments legally stopped neither West Virginia or the custodial mother informed the state of Virginia of the change in custody. Thus the support payment Virginia thought they should receive never came and they reported me late. I have contacted the Virginia Child Support Office many times and have been assured many times that they would correct the entry; to their credit they did change the balance to zero but they have yet to correct the entry on my credit report. The custodial mother sent a certified letter to the VCSO and stated the payment was never owed. I challenged the entry through proper channels with the credit bureau but inexplicably they verified the late payment. I have received legal advice to obtain an order from the Kanawha County, West Virginia Circuit Court ordering the VCSO to remove the entry and I shall do so in the near future.

Member Payment Dependent Notes Series 425539

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425539	$5,000	$5,000	8.00%	1.00%	July 13, 2009	July 22, 2012	July 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425539. Member loan 425539 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,864 / month
Current employer:	JDA	Debt-to-income ratio:	16.21%
Length of employment:	5 years	Location:	Rohnert Park, CA

Home town:	San Francisco
Current & past employers:	JDA, BAM Magazine
Education:	California State University-Chico (CSU Chico)

This borrower member posted the following loan description, which has not been verified:

Hello! My name is Pam Desmond. I am a recently widowed mother of 2, one of which is chronically ill. I am also self-employed. My daughter was recently in the hospital and the bills are starting to come in. I have insurance which does cover a certain amount; the rest is out of pocket. I am maintaining but could use assistance since I am now soley responsible for the mortgage, cars, and business expenses. I am not in foreclosure, have very good credit scores and pay my bills on time. In fact I thought I had money available thru my HELOC. Last year, I secured a loan modification from my former horrible lender Countrywide, who also advised me to put money on my HELOC to the tune of $ 15,000. Countrywide promised that money would always be available to me. Shortly after, they froze my HELOC and I cannot get to my own money. I am seeking a loan of $ 5000 to use as the hospital bills trickle in, so that I can keep household and business expenses separate. I would appreciate getting the loan so that I can breathe a little easier. Thank you in advance.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1984	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$78,532.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 425621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425621	$10,400	$10,400	9.32%	1.00%	July 14, 2009	July 22, 2012	July 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425621. Member loan 425621 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,400 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	14.47%
Length of employment:	1 year 4 months	Location:	Denver, CO

Home town:	kiev
Current & past employers:	Wells Fargo, Wachovia Corp., GE-Money, university of colorado at boulder
Education:	University of Colorado at Boulder, University of Colorado at Denver and Health Sciences Center

This borrower member posted the following loan description, which has not been verified:

using the unique situation that the country is facing economy I feel that this loan would provide me the capital to invest in my education and increase my skill sets and remain competitive in the rapidly changing workforce.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,741.00	Public Records On File:	0
Revolving Line Utilization:	10.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of education are you pursuing? Are you planning to continue to work at Wells Fargo while going to school? What is your job responsibilities at Wells?	I am pursuing Aerospace Engineering and Prelaw. I am a Financial Analyst at Wells and yes, I am planning to continue to work at Wells Fargo while going to school.

Member Payment Dependent Notes Series 425642

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425642	$9,000	$9,000	9.63%	1.00%	July 14, 2009	July 23, 2012	July 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425642. Member loan 425642 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Kaba	Debt-to-income ratio:	15.85%
Length of employment:	1 year 7 months	Location:	Pembroke Pines, FL

Home town:
Current & past employers:	Kaba, Federal Aviation Administration (FAA)
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

To Whom it May Concern, My name is Imtiaz, I am a professional Software Engineer currently working full time in the labor management industry. I am also a pilot with years of previous professional experience in aviation. Presently I am developing aviation-related software for the iPhone and I have begun the process of registering an LLC for my product and future software products. I intend on taking the plunge into developing my product full time after having done enough research into the feasibility of developing this product and the potential market that exists. The reason for requiring this loan is so that I can focus all of my effort, over 12 hours per day into nothing but developing my product so that it can reach completion much more rapidly than is possible doing it after normal work hours. Since my product is itself novel with the iPhone device which it is targeting it is of utmost importance that I move quickly so that I can reach my market quicker than any competition which may exist and are not aware of. Therefore this money will be money that is used to cover personal financial obligations over a 6 month term while I am developing this software. My projected time frame is a liberal 6 months to account for any unforeseen delays, my expected time frame is about 4 months. Some of my personal assets will be used to finance this venture, in the amount of about 10,000 dollars. While I understand that this approach to financing I am taking is less than conventional, time is of the essence for me and to take a more conventional path of a formal detailed business plan and securing financing means time is lost in completing my product. I have an excellent credit history, no late payments and I have the drive and passion to make my business succeed.

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,458.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you give us a bit more information regarding you plans to market and sell the iphone application? Rarely does a app succeed in the currently app flooded itunes market (I say this as an app developer with multiple apps) without a solid marketing plan beyond "build it and they will come". How do you intend to reach your target market? What pricing structure are you planning?	Hello Shane, Yes indeed the itunes market is flooded with apps. Marketing is clearly something which I must do at a point before I have a product release. The first step I intend to take is about 2/3 of the way from completion to have the product's website completed to showcase features and show everyone why this is the product they need and have been waiting for. Beyond that I have to spend some of my own money in marketing the product, through a combination of google ad clicks, carefully do banner placement ads on a select set of websites that target my user base, in this case I'd expect no more than 2-3 sites. Additionally spreading the word through web forums I belong to will help get people to notice the product. Most of this requires money, I personally expect to invest about 2500-3000 of my own money in doing so before the full product release, as stated about 2/3 of the way to completion. It is not a lot in terms of how some other entities do marketing blitzes, but I am targeting a niche market and I can fine tune my marketing agenda so that it maximizes the type of person I want to reach while minimizing cost. Thank you very much for posing this question, I should have stated this before.
It would also help to know more about your qualifications to develop such a product. You're asking us to invest in your expertise, not a business. Help us be more confident that we are putting our money in a good investment. Additionally, what research have you done about the demand for your product. How do you know it will sell? All the best marketing strategies will do no good selling something no one wants. Thank you for your replies.	Hello, I am a professional software engineer and also a pilot as well as a former Air Traffic Controller. My knowledge in these domains are what give me the qualifications to work on this product. It is indeed technically correct that anyone here is essentially investing in my expertise, not my business directly. However, any product produced shall be developed and marketed under a registered LLC (the process of filing has been done), just to assert the fact that this is a business venture. The research I have done are through primarily analyzing the state of software in this domain and the features that I feel are missing or not developed fully enough to be of good value. Now I am at an advantage of having a strong professional background in this domain, so I can easily ascertain what things are of value to a customer. Additional research I have done was to analyze the feasibility of creating this product from purely a technical standpoint with respect to hardware requirements, implementation complexity, and maintainability over projected time. I certainly cannot guarantee this product will sell, but all signs and research I have done assure me that this will be a profitable venture. However, there is always an element of risk, such that someone else beats me to market, advertises better and sells cheaper. This is the only significant thing that can affect the outcome from my point of view.

Member Payment Dependent Notes Series 425898

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425898	$8,000	$8,000	11.26%	1.00%	July 14, 2009	July 23, 2012	July 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425898. Member loan 425898 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,561 / month
Current employer:	Inter-Coastal Electronics, Inc.	Debt-to-income ratio:	8.04%
Length of employment:	6 years 10 months	Location:	Gilbert, AZ

Home town:
Current & past employers:	Inter-Coastal Electronics, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to borrow enough to pay off my credit cards. I went through a period of financial hardship where I relied too heavily on them, and the balances are fairly high. I have 4 cards in total, but would like to reduce them to one all-purpose card for emergencies. I'm paying so much in interest each month that I can't seem to get ahead of them. Only one card has a large balance, which is close to $6300. The other cards have small balances that I can manage the payments on. However I'd prefer to just pay them all, get rid of them and keep the one with the lowest interest rate. I am never late on my payments, have an excellent income, and credit history. I would just like to get out of this hole that I can't seem to otherwise. I bought a home one year ago, and am already upside down on the equity, so an equity loan is not an option. I was hoping to find some relief otherwise. Thank you for your consideration. Theresa Bertrand

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	76
Revolving Credit Balance:	$7,670.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are each your monthly credit card and mortgage payments currently?	My actual minimum required payment amounts total $264 for the four accounts. But I pay a total of $480 per month, trying to get them paid off.
I like your income and years on the job but am hoping you'll get it verified. Are you working on getting your income verified (ask Lending Club how)?	I am in the process of scanning the requested documents and am sending them in via email next.
What's the average rate of the cards you are consolidating with this loan?	24.99% on all four

Member Payment Dependent Notes Series 425935

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425935	$7,000	$7,000	9.32%	1.00%	July 14, 2009	July 23, 2012	July 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425935. Member loan 425935 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Federal Government	Debt-to-income ratio:	23.42%
Length of employment:	3 years 4 months	Location:	jupiter, FL

Home town:	Kingsport
Current & past employers:	Federal Government, Department of Veterans Affairs (VA)
Education:	University of Memphis, Palm Beach Community College, Elon University, Danville Community College, Averett University

This borrower member posted the following loan description, which has not been verified:

would like to lower credit card payments with a lower rate so that they may be paid off sooner

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,450.00	Public Records On File:	0
Revolving Line Utilization:	52.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hi, can you give a bdeakdown of the Revolving Credit Balance $22,450.00 ? Can you tell me the interest rate you are paying now?	National City 7700 9.99 Barclay Gas Card 1600 13.5 Rooms to Go 840 Interest starts in Dec. AMX 2300 above 9 Chase 7700 above 9 Discover 4400 above 9 I am looking to pay off AMX, Barclays and Rooms to Go.
what part of the Federal Government do you work for ?	Type your answer here. I work for the Veteran's Affairs Medical Center.

Prospectus Supplement (Sales Report) No. 39 dated July 14, 2009